                                                          EXHIBIT 10.57

================================================================================

================================================================================

                                CREDIT AGREEMENT

                                      among

                             THE MILLS CORPORATION,

                         THE MILLS LIMITED PARTNERSHIP,
                                  as Borrower,

                  SAWGRASS MILLS PHASE II LIMITED PARTNERSHIP,

                     SUNRISE MILLS (MLP) LIMITED PARTNERSHIP

                                       and

                     CS FIRST BOSTON MORTGAGE CAPITAL CORP.,
                                    as Lender

                          dated as of October 28, 1996

================================================================================

================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.  Defined Terms..................................................  1

                                   ARTICLE II
                      LOANS; TERM OF COMMITMENT; EXPIRATION

SECTION 2.1.  The Revolving Loans; Term of Commitment........................ 15
SECTION 2.2.  Minimum Amount of each Borrowing............................... 17
SECTION 2.3.  Procedure for Borrowing........................................ 17
SECTION 2.4.  Revolving Note................................................. 17
SECTION 2.5.  Interest....................................................... 17
SECTION 2.6.  Fees........................................................... 18
SECTION 2.7.  Reduction of Commitment; Voluntary Termination
                of Unutilized Commitment..................................... 19
SECTION 2.8.  Payments; Termination of Commitment............................ 19
SECTION 2.9.  Use of Proceeds................................................ 19
SECTION 2.10. Illegality..................................................... 19
SECTION 2.11. Requirements of Law............................................ 20
SECTION 2.12. Taxes.......................................................... 21

                                   ARTICLE III
                             PREPAYMENTS; REPAYMENTS

SECTION 3.1.  Voluntary Prepayments.......................................... 22
SECTION 3.2.  Mandatory Repayments and Commitment Reductions................. 22

                                   ARTICLE IV
                              CONDITIONS OF LENDING

SECTION 4.1.  Conditions Precedent to Making Initial Revolving Loans......... 24
SECTION 4.2.  Conditions Precedent to Each Loan.............................. 26

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

SECTION 5.1.  Status and Standing............................................ 27
SECTION 5.2.  Power and Authority............................................ 27
SECTION 5.3.  Enforceable Obligations........................................ 27
SECTION 5.4.  No Violation of Agreements; Compliance with Law................ 28
SECTION 5.5.  No Litigation.................................................. 28
SECTION 5.6.  Taxes and Claims............................................... 28
SECTION 5.7.  Employee Benefit Plans......................................... 29
SECTION 5.8.  No Event of Default............................................ 30

                                                                            Page
                                                                            ----
SECTION 5.9.   Financial Statements.......................................... 30
SECTION 5.10.  Environmental Laws, Etc....................................... 30
SECTION 5.11.  No Adverse Conditions......................................... 31
SECTION 5.12.  Solvency...................................................... 31
SECTION 5.13.  Margin Stock.................................................. 31
SECTION 5.14.  No Investment Company......................................... 31
SECTION 5.15.  Security Interests............................................ 31
SECTION 5.16.  Properties.................................................... 32
SECTION 5.17.  Partnership Agreements........................................ 32
SECTION 5.18.  Subsidiary Partnerships....................................... 32
SECTION 5.19.  Debt.......................................................... 32
SECTION 5.20.  Accuracy of Information....................................... 32
SECTION 5.21.  Business Plans................................................ 32

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

SECTION 6.1.   Financial Statements and Other Information.................... 33
SECTION 6.2.   Taxes and Claims.............................................. 34
SECTION 6.3.   Maintenance of Property; Insurance............................ 34
SECTION 6.4.   Books and Records............................................. 35
SECTION 6.5.   Inspection.................................................... 36
SECTION 6.6.   Pay Debt and Perform Other Covenants.......................... 36
SECTION 6.7.   Compliance With Laws.......................................... 36
SECTION 6.8.   Conduct of Business and Maintenance of Existence.............. 37
SECTION 6.9.   Notice of Certain Events...................................... 37
SECTION 6.10.  Environmental Laws, Etc....................................... 37
SECTION 6.11.  ERISA......................................................... 38
SECTION 6.12.  Maintain Security Interest.................................... 39
SECTION 6.13.  Compliance with Partnership Agreements........................ 39
SECTION 6.14.  Further Assurances............................................ 39

                                   ARTICLE VII
                               NEGATIVE COVENANTS

SECTION 7.1.   Liens......................................................... 39
SECTION 7.2.   Restrictions on Distributions................................. 40
SECTION 7.3.   Debt.......................................................... 40
SECTION 7.4.   Merger, Consolidation, Sale or Transfers of Assets............ 40
SECTION 7.5.   Contingent Obligations........................................ 41
SECTION 7.6.   Investments................................................... 41
SECTION 7.7.   Intercompany Debt............................................. 41
SECTION 7.8.   Transactions with Affiliates.................................. 41
SECTION 7.9.   Events of Default............................................. 41
SECTION 7.10.  Use of Proceeds............................................... 42

                                                                            Page
                                                                            ----
SECTION 7.11.  Accounting Changes............................................ 42
SECTION 7.12.  Financial Covenants........................................... 42

                                  ARTICLE VIII
                              DEFAULTS AND REMEDIES

SECTION 8.1.   Events of Default............................................. 42
SECTION 8.2.   Consequences of an Event of Default........................... 44

                                   ARTICLE IX
                                      AGENT

SECTION 9.1.   Appointment................................................... 44
SECTION 9.2.   Nature of Duties.............................................. 45
SECTION 9.3.   Lack of Reliance on the Agent................................. 45
SECTION 9.4.   Intentionally Omitted......................................... 45
SECTION 9.5.   Reliance...................................................... 46
SECTION 9.6.   Indemnification............................................... 46
SECTION 9.7.   The Lender in its Individual Capacity......................... 46
SECTION 9.8.   Holders....................................................... 46
SECTION 9.9.   Resignation by the Agent...................................... 46

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1.  Collection Costs.............................................. 47
SECTION 10.2.  No Waiver..................................................... 47
SECTION 10.3.  GOVERNING LAW................................................. 47
SECTION 10.4.  Notices....................................................... 48
SECTION 10.5.  Costs and Expenses; Indemnity................................. 49
SECTION 10.6.  Fees Nonrefundable; Payments in U.S. Currency; Computations... 50
SECTION 10.7.  WAIVER OF JURY TRIAL AND SETOFF............................... 50
SECTION 10.8.  Captions...................................................... 50
SECTION 10.9.  Lien; Set-off................................................. 50
SECTION 10.10. Security...................................................... 51
SECTION 10.11. JURISDICTION; SERVICE OF PROCESS.............................. 51
SECTION 10.12. Benefit of Agreement; Assignments............................. 51
SECTION 10.13. Amendment or Waiver, etc...................................... 53
SECTION 10.14. Counterparts.................................................. 54
SECTION 10.15. Severability.................................................. 54

                                                                            Page
                                                                            ----
SCHEDULE 1       Community Centers
SCHEDULE 5.1(b)  Subsidiary Partnerships
SCHEDULE 5.16    Real Estate Assets
SCHEDULE 5.17    Partnership Agreements
SCHEDULE 5.18    Borrower's Interests in Subsidiary Partnerships
SCHEDULE 5.19    Existing Debt
SCHEDULE 6.1     Form of Income Statements

EXHIBIT A     Form of Revolving Note
EXHIBIT B-1   Form of General Pledge and Security Agreement
EXHIBIT B-2   Form of Intercompany Pledge and Security Agreement
EXHIBIT C     Form of Notice of Borrowing
EXHIBIT D     Form of Opinion of Counsel to the Borrower
EXHIBIT E     Form of Assignment and Assumption Agreement

            CREDIT AGREEMENT, dated as of October 28, 1996, among THE MILLS CORPORATION, a Delaware corporation (together with its successors and assigns, the "REIT"), THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns, the "Borrower"), SAWGRASS MILLS PHASE II LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns, "Sawgrass"), SUNRISE MILLS (MLP) LIMITED PARTNERSHIP, a District of Columbia limited partnership (together with its successors and assigns, "Sunrise," and together with Sawgrass, the "Subsidiary Partnerships" and each, a "Subsidiary Partnership") and CS FIRST BOSTON MORTGAGE CAPITAL CORP. (together with its successors and assigns, the "Lender").

                              W I T N E S S E T H :

            WHEREAS, subject to and upon the terms and conditions set forth herein, the Lender is willing to make available to the Borrower the credit facility provided for herein;

            NOW THEREFORE, on the basis of the premises, agreements and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Acquired Debt" shall mean Debt of a Person (i) existing at the time such Person becomes an Affiliated Entity and/or (ii) assumed in connection with the acquisition of any assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming an Affiliated Entity or such acquisition. Acquired Debt shall be deemed to be incurred on the date of such acquisition of assets from any Person or the date any Person becomes an Affiliated Entity.

            "Affiliate" shall mean, with respect to any Person, any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors, officers, members and partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of any class of the voting securities or capital stock of or equity or partnership interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, as an officer, director, member, general or limited partner of such Person, by contract or otherwise.

            "Affiliated Entity" shall mean any Person in which the REIT, the Borrower or any of the Consolidated Subsidiaries owns or holds, directly or indirectly, a Capital Interest.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

            "Allocated Affiliate Debt" shall mean the allocation of any Affiliated Entity's Debt to any entity comprising the Company, determined on a consolidated basis, such allocation to be based on the (i) the total Debt of such Affiliated Entity multiplied by (ii) the sum of the equity required to be contributed by such entity (whether classified as a capital contribution or a loan) to such Affiliated Entity divided by the entire equity contribution required to be contributed by all parties to such Affiliated Entity (whether classified as a capital contribution or a loan).

            "Annual Service Charge" shall mean for any 12-month period the interest expense (exclusive of non-cash amortization) of the Company calculated in accordance with GAAP, consistently applied, and any late charges applicable thereto payable by the Company plus the aggregate amount of recurring principal amortization payable by the Company in respect of all Debt of the Company.

            "Applicable Margin" shall mean 300 basis points.

            "Asset Sale" shall mean any sale, transfer, or other disposition by the Company to any Person other than an entity comprising the Company of all or any portion of any Real Estate Asset or any interest therein.

            "Authorized Representative" shall mean, with respect to any Person, the president, the chief financial officer, chief accounting officer and any other officer of such Person designated as such from time to time in a written notice to the Lender, accompanied by an incumbency certificate with specimen signature included.

            "Bank" shall mean any bank, trust company or financial institution having a debt rating of (i) at least Baa-1 or the equivalent thereof from Moody's or (ii) at least BBB+ or the equivalent thereof from S&P.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the obligation of the Lender to the Borrower to make any Revolving Loan.

            "Breakage Costs" shall mean any actual out-of-pocket losses, costs or expenses incurred by the Lender as a result of any payment of the principal amount of the Revolving

Loans under this Agreement or under the Revolving Note made by the Borrower to the Lender (other than on the last day of an Interest Period) by reason of liquidation or redeployment of deposits or other funds acquired by the Lender to fund or maintain such principal amount.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, and (ii) with respect to all determinations in connection with calculating LIBOR, and payments of principal and interest on, the Revolving Loans, any day which is a Business Day described in clause (i) above and which is also a day on which commercial banks are open for international business (including dealing with Dollar deposits) in London.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including without limitation all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and, without duplication, the amount of all Capitalized Lease Obligations incurred by such Person.

            "Capital Interest" shall mean, with respect to (i) any corporation, common stock or preferred stock which is not redeemable by the issuer thereof, and any and all shares or other equivalents (however designated) of any other corporate stock, of such corporation and (ii) any partnership, limited liability company, trust or other entity, partnership interests, whether general, special or limited, in such partnership, membership interests or any equity interest in such trust or other entity.

            "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as debt in accordance with GAAP.

            "Cash Equivalents" shall mean (i) the securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States or America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) Credit Suisse or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof (any such bank or Credit Suisse, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof, and at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

            "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, but only as and when so received under such note receivable) received from such Asset Sale.

            "Change of Control" shall mean an occurrence in which (i) in the case of the Borrower, at any time during the continuance of this Agreement, the REIT shall cease to have the ability, directly or indirectly, through the ownership of any Capital Interest, or by contract, to direct the conduct of the day to day business activities of the Borrower without any other Person having any veto rights in respect thereof or shall mortgage, pledge, hypothecate or otherwise encumber its Capital Interest in the Borrower, (ii) in the case of any of the Consolidated Subsidiaries, the Borrower shall assign, transfer, sell, mortgage, pledge, hypothecate or otherwise dispose of any or all of its Capital Interest in such Consolidated Subsidiary other than the Collateral under this Agreement to this Lender or (iii) the REIT shall cease to qualify as a real estate investment trust pursuant to the Code or shares of stock thereof shall cease to be publicly traded.

            "Code" shall mean the Internal Revenue Code of 1986, and all rules and regulations promulgated pursuant thereto, as the same may have been or may be amended or supplemented from time to time.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interest has been granted (or purported to be granted) pursuant to any Security Document, including without limitation, all "Collateral" under, and as defined in, the Pledge and Security Agreements.

            "Commitment" shall mean, as of any date of calculation, Forty Million Dollars ($40,000,000) or such lower amount to which said Commitment shall have been reduced from time to time pursuant to Sections 2.7 and 3.2 hereof.

            "Community Centers" shall mean those eleven community shopping centers set forth on Schedule 1 owned by the Borrower or in which the Borrower has a Capital Interest.

            "Company" shall mean the REIT, the Borrower and its Consolidated Subsidiaries.

            "Consolidated Debt" shall mean, at any time, all Debt of all of the entities comprising the Company as would be required to be reflected on the liability side of a balance sheet as prepared in accordance with GAAP and as determined on a consolidated basis, including, in any event whether or not shown on such balance sheet, all Revolving Loans, Allocated Affiliate Debt of all entities comprising the Company and all Acquired Debt of the Company.

            "Consolidated Income Available For Debt Service" shall mean, for any period, Funds Available For Distribution, if any, plus the sum of (a) the Annual Service Charge and (b) interest income earned by and paid to the Company less
(c) fee income earned by and paid to the Company and less (d) cash proceeds received by the Company from land and other such non-income producing property sales for such period and which are not classified as Funds From Operations.

            "Consolidated Service Charge Coverage Ratio" means for any period the ratio of (i) Consolidated Income Available For Debt Service for such period to (ii) the Annual Service Charge for such period.

            "Consolidated Subsidiary" shall mean, as to any Person, any corporation, partnership, association, joint venture or any other entity whose financial information would in accordance with GAAP be consolidated with that of the Borrower and which, by definition, includes any Subsidiary Partnership.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Debt, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner or (v) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Credit Party" shall mean the REIT, the Borrower and each Subsidiary Partnership.

            "Debt" shall mean, as to any Person, without duplication or double-counting, (i) all debt (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Debt of the types described in clauses (i),
(ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Debt has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person (except in the case of any entity comprising the Company, if and to the extent that such Contingent Obligations are permitted pursuant to Section 7.5 hereof), (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement, (viii) all other financial obligations and liabilities that in accordance with GAAP would be reflected as a liability on the balance sheet of such Person, (ix) all obligations of such Person to repurchase property sold by such Person under repurchase agreements entered into by such Person and (x) in the case of any entity comprising the Company, all Allocated Affiliated Debt, provided that the definition of "Debt" shall not include normal and customary trade accounts payable due and payable within 120 days from the date of invoice.

            "Distribution" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital or repaid any loan to its stockholders, members or partners or authorized or made any other distribution, payment or delivery of property (other than common stock, membership interests or partnership interests of such Person) or cash to its stockholders, members or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock, membership interests or any partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock, membership interests or partnership interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock, membership interests or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock, membership interests or partnership interests). Without limiting the foregoing, "Distributions" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

            "Effective Date" shall mean October 28, 1996, provided that on or before such date (i) counterparts of this Agreement, the Revolving Note, and the Security Documents shall have been executed and delivered by the parties hereto and thereto and received by the Lender and (ii) the conditions precedent set forth in Article IV hereof shall have been satisfied or waived in writing by the Lender.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any governmental agency seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

            "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clear Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant thereto, as the same may be amended or supplemented from time to time.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the REIT, the Borrower or any of their respective Subsidiaries would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the REIT, the Borrower or any of their respective Subsidiaries being or having been a general partner of such person.

            "Event of Default" shall mean any of the events, acts or conditions specified in Section 8.1 hereof.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

            "Existing Debt" shall have the meaning ascribed to such term in
Section 5.19 hereof.

            "Existing Properties" shall mean any one of the following properties as a whole: Franklin Mills located in Philadelphia, Pennsylvania ("Franklin Mills"), Gurnee Mills located in Gurnee, Illinois ("Gurnee Mills"), Ontario Mills located in Ontario, California ("Ontario Mills"), Potomac Mills located in Woodbridge, Virginia ("Potomac Mills"), Sawgrass Mills located in Sunrise, Florida ("Sawgrass Mills") or any of the Community Centers.

            "Fees" shall mean the Structuring Advisory Fee, the Unused Line Fee and, if applicable, the Renewal Fee.

            "Filing Entity" shall have the meaning ascribed to such term in
Section 6.1 hereof.

            "Franklin Bank" shall mean the Franklin National Bank of Washington, D.C.

            "Future Properties" shall mean all real estate owned or leased by any entity comprising the Company and any Affiliated Entity, excluding the Existing Properties and the Company's office space occupied exclusively by the Company.

            "Funds Available For Distribution" shall mean Funds From Operations for each fiscal quarter as stated in the REIT's most recent quarterly 10-Q and annual 10-K statements, plus (i) non-cash loan cost expenses and general furniture, fixture and equipment expenses, plus (ii) land and other non-income producing property sales not recognized as Funds From Operations, less (iii) specialty store tenant improvements made to bring space to standard leasable build-out and non-revenue enhancing capital expenditures, less (iv) straight line minimum rent adjustments.

            "Funds From Operations" shall mean net income (or loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property (other than undepreciated property incidental to the main business of a real estate investment trust), plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

            "General Pledge and Security Agreement" shall mean a pledge and security agreement, substantially in the form of EXHIBIT B-1 hereto, entered into by the Borrower in favor of the Lender, as the same may be amended or supplemented from time to time.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any agency, entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, and any corporation or other entity owned or controlled by any of the foregoing.

            "Hazardous Materials" shall mean and include, without limitation, gasoline, petroleum, petroleum products, explosives, radioactive materials, radon, hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as may be defined as a hazardous or toxic substance, or exposure to which is prohibited, limited or regulated, by any Federal, state or local environmental law, ordinance, rule or regulation.

            "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Revolving Loans occurs pursuant to Section 2.1.

            "Initial Maturity Date" shall have the meaning ascribed to such term in the definition of "Maturity Date" herein.

            "Initial Term" shall mean the period from and including the Effective Date to and excluding the second anniversary of the Effective Date.

            "Intercompany Debt" shall mean, at any time, any Debt owed by any Non-consolidated Subsidiary to any entity comprising the Company.

            "Intercompany Note" shall have the meaning ascribed to such term in
Section 7.7 hereof.

            "Intercompany Pledge and Security Agreement" shall mean a pledge and security agreement, substantially in the form of EXHIBIT B-2 hereto, with respect to any Intercompany Debt and entered into by each Credit Party in favor of the Lender, as the same may be amended or supplemented from time to time.

            "Interest Period" shall mean the period comprising each calendar month occurring prior to Maturity; provided, however, that:

            (i) an Interest Period shall be for a period shorter than a calendar month if the Initial Borrowing Date occurs on a day other than the first day of a calendar month, in which case it shall be for a period commencing on the Initial Borrowing Date and ending on the last day of the calendar month in which such Initial Borrowing Date occurs; and

            (ii) an Interest Period shall be for a period shorter than a calendar month if the Maturity occurs on a day other than the last day of a calendar month, in which case it shall be for a period commencing on the first day of a calendar month (or, if applicable, the Initial Borrowing Date) and ending on the Maturity.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

            "Investment" in any Person shall mean any loan, advance, or extension of credit to or for the account of, any guaranty, endorsement, including loans to employees, (other than for collection in the ordinary course of business which are not overdue) or other direct or indirect contingent liability in connection with the obligations, Capital Interests or dividends or other distributions of, any ownership, purchase or acquisition of any assets, business, Capital Interest, obligations or securities of, or any other interest in or capital contribution to, such Person.

            "Lending Bank" shall mean any Bank assigned any portion of the Lender's Revolving Loans and Commitment pursuant to Section 10.12 of this Agreement.

            "LIBOR" shall mean the rate for the applicable Interest Period published one (1) Business Day prior to the first day of such Interest Period in the Wall Street Journal for notes maturing thirty (30) days after issuance under the caption "Money Rates, London Interbank Offered Rates," (or, if no longer published by The Wall Street Journal, then as published by any publication of major circulation, or as disseminated by any major news service, in each case such source being selected by the Lender in its sole discretion).

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, lien (statutory or other), charge, deposit arrangement, encumbrance or security interest of any nature or kind whatsoever, or the interest of a vendor or lessor under any conditional sale agreement, capital lease, any financing or similar statement or notice filed under the UCC or other title retention agreement.

            "Loan Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, the Revolving Note, the Pledge and Security Agreements and all other documents or certificates executed and delivered in connection herewith and therewith.

            "Margin Stock" has the meaning specified in Regulation U.

            "Material Adverse Effect" shall mean, with respect to an event, action or condition affecting any entity comprising the Company, its Affiliated Entities or any of their respective properties or revenues, an event, action or condition that would (i) materially and adversely affect the validity or enforceability of, or the authority of any entity comprising the Company to perform its respective obligations under, any of the Loan Documents, or (ii) materially adversely affect the business, operations, assets or condition (financial or otherwise) of the Company taken as a whole or (iii) materially adversely affect the value of the Collateral.

            "Maturity" shall mean the date any Revolving Loan shall become due and payable, whether on demand, at maturity, by acceleration, by notice of intention to prepay or otherwise.

            "Maturity Date" shall mean the earlier of October 31, 1998 (the "Initial Maturity Date") (or, if renewed pursuant to Section 2.1, the last day of the Renewal Term) or the date on which the Revolving Loans shall, together with all interest accrued thereon and all other amounts owed to the Lender, have been repaid in full and the Commitment is terminated by the Lender in accordance with the terms hereof or by the Borrower in accordance with Section 2.7 hereof.

            "Mills Properties" shall mean any one of the following value-oriented super-regional malls as a whole: Franklin Mills, Gurnee Mills, Ontario Mills, Potomac Mills and Sawgrass Mills, and any other value-oriented super-regional malls owned from time to time by the Borrower or in which the Borrower has a Capital Interest on or after the Effective Date.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (x) cash expenses of sale paid to unaffiliated third parties (including, without limitation, local transfer taxes, brokerage and attorneys' fees, if any) and (y) payment of principal, premium and interest on Debt (other than the Revolving Loans) repaid as a result of such Asset Sale.

            "Non-consolidated Subsidiary" shall mean any corporation, partnership, association, joint venture or any other entity affiliated with the Borrower, or any Subsidiary of the Borrower, other than a Consolidated Subsidiary.

            "Notice of Borrowing" shall have the meaning ascribed to such term in Section 2.3 hereof.

            "Obligations" shall mean all debt, obligations and liabilities owing to the Lender incurred under or related to this Agreement or any other Loan Document, including, without limitation, interest, principal, premiums, fees, expenses, indemnification, or otherwise whether such debt, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising.

            "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangement designed to protect against the fluctuations in currency values.

            "Partnership Agreement" shall mean each partnership agreement or other document (including any formation agreement) creating the Borrower or any of the Consolidated Subsidiaries, as the case may be.

            "Person" or "person" shall mean any individual, partnership, firm, corporation, company, association, joint venture, trust or other entity, or any Governmental Authority.

            "Pledge and Security Agreements" shall mean (i) the General Pledge and Security Agreement and (ii) the Intercompany Pledge and Security Agreement.

            "Plan" shall mean, at any particular time, any employee benefit plan as defined in Section 3(3) of ERISA and in respect of which the Borrower or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA.

            "Prime Rate" shall mean 100 basis points in excess of the rate of interest per annum as established by The Chase Manhattan Bank or its successor (the "Reference Bank") in New York, New York from time to time as its prime or base lending rate, and shall be effective on the day that the Reference Bank establishes such change, which rate, the Borrower acknowledges, may or may not be the Reference Bank's lowest rate. If the Reference Bank shall abolish or abandon the practice of establishing its prime or base lending rate or if such rate shall not be ascertainable, the Lender shall designate by notice to the Borrower the floating commercial loan interest rate of Citibank, N.A. or its successor established from time to time as its prime or base lending rate, to be the Prime Rate hereunder.

            "Prohibited Transaction" shall have the meaning set forth in Section 406 of ERISA or Code Section 4975.

            "Property" shall mean in respect of any Person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such Person.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

            "Real Estate Assets" means the Existing Properties (including without limitation the Mills Properties and the Community Centers) and the Future Properties.

            "Recovery Event" shall mean the receipt by the REIT, the Borrower or any of the Consolidated Subsidiaries of any cash insurance proceeds (other than from business interruption insurance) or condemnation award payable (i) by reason of theft, loss, physical destruction, damage or taking or any other similar event with respect to any Real Estate Asset or property or assets of the REIT, the Borrower or any of the Consolidated Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 6.3.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "REIT" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

            "REIT Common Shares" shall mean the issued and outstanding shares of Common Stock, par value $.01 per share, of the REIT.

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

            "Renewal Fee" shall have the meaning ascribed to such term in
Section 2.6 hereof.

            "Renewal Election" shall have the meaning ascribed to such term in
Section 2.1 hereof.

            "Renewal Election Date" shall mean July 1, 1998.

            "Renewal Term" shall mean the one-year period commencing on the second anniversary of the Effective Date.

            "Required Banks" shall mean Lending Banks whose portion in interest of the Commitment or the outstanding Revolving Loans represent an amount greater than 50% in interest of the Commitment or total outstanding Revolving Loans.

            "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Revolving Loan" shall have the meaning ascribed to such term in
Section 2.1 hereof.

            "Revolving Note" shall mean the promissory note of the Borrower payable to the Lender, substantially in the form of EXHIBIT A hereto, evidencing the aggregate debt of the Borrower to the Lender resulting from the Revolving Loans.

            "S&P" shall mean Standard & Poor's Ratings Group.

            "SEC" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act of 1933, as amended.

            "Security Documents" shall mean the Pledge and Security Agreements.

            "Solvent" shall have the meaning ascribed to such term in Section
5.13 hereof.

            "Structuring Advisory Fee" shall mean a fee equal to 1.5% of the Commitment payable by the Borrower to the Lender on or before the Effective Date.

            "Subsidiary" or "Subsidiaries" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "Subsidiary Partnership" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

            "Taxes" shall have the meaning ascribed to such term in Section 2.12 hereof.

            "Termination Date" shall mean the date on which the Commitment is terminated pursuant to Section 2.1, 2.7, 2.8, 2.10 or 8.2 hereof or otherwise hereunder.

            "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code as then in effect in that jurisdiction. References to terms defined in the UCC shall mean such terms in the UCC as in effect in the State of New York.

            "Units" shall mean the partnership units in the Borrower.

            "Unmatured Default" shall mean any event or condition which, with notice or the passage of time or both, would constitute an Event of Default.

            "Unused Line Fee" shall have the meaning ascribed to such term in
Section 2.6 hereof.

            "Value" shall mean (i) in the case of the Existing Properties (other than Ontario Mills), the value equal to the sum of the (A) property operating income (calculated substantially in accordance with Schedule 6.1) of the Existing Properties for the most recent four calendar quarters less an imputed management fee of 4.5% of annual minimum plus percentage rent (or such greater actual fee pursuant to an agreement for a term exceeding six months or not cancellable on less than or equal to 30 days' notice) less an imputed annual capital expenditure and tenant improvement reserve of $.75 per square foot of the gross leasable area of each such Existing Property divided by (B) a capitalization rate of 9%; and (ii) in the case of the Future Properties, the value of such Future Properties wholly owned or leased by any entity comprising the Company shall equal such Future Property's development cost (as reasonably approved by the Lender) and (iii) the value to the entities comprising the Company of Future Properties wholly owned or leased by any Affiliated Entity and Ontario Mills shall equal the equity contributed (whether classified as a capital contribution or a loan) by such entities plus the Allocated Affiliate Debt attributable to such Affiliated Entity.

            "WARN" shall mean the Worker Adjustment Retraining and Notification Act as same may be amended or supplemented from time to time and all rules and regulations promulgated pursuant thereto.

                                   ARTICLE II
                      LOANS; TERM OF COMMITMENT; EXPIRATION

            SECTION 2.1. The Revolving Loans; Term of Commitment. (a) The Revolving Loans. Subject to the terms and conditions herein set forth, the Lender agrees, at any time and from time to time on any Business Day on and after the Effective Date and prior to the Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) may be repaid and reborrowed in accordance with the provisions hereof, and (ii) shall not exceed at any time after giving effect thereto, that aggregate outstanding principal amount which equals the Commitment at such time.

            (b) Expiration of Commitment. Subject to the other provisions of this Section 2.1, the Commitment shall terminate automatically on the Maturity Date, unless the Commitment has been previously terminated in accordance with Sections 2.7, 2.8, 2.10 or 8.2 hereof or otherwise hereunder.

            (c) Renewal Terms. So long as there shall then exist no Unmatured Default or Event of Default, the Borrower may elect to renew the Commitment (the "Renewal Election") by giving to the Lender written notice on or before the Renewal Election Date, which notice shall indicate that the Borrower elects to have the Commitment renewed for the Renewal Term commencing upon the expiration of the Initial Term, provided that on or before the Initial Maturity Date, the Borrower pays the Renewal Fee to the Lender and that on the Initial Maturity Date there shall exist no Unmatured Default or Event of Default.

            (d) Events of Default. Notwithstanding the foregoing provisions of this Section 2.1, upon the occurrence of an Unmatured Default or an Event of Default, the provisions of Article VIII hereof shall apply, and the Lender may take any action permitted thereunder.

            (e) Survival, Release and Reinstatement of Obligations. (i) No event shall release, terminate or limit the rights or remedies of the Lender or any obligations of the Borrower or any other Person under this Agreement or any other Loan Document, and such rights and remedies and such obligations shall survive until the Borrower has fully paid and performed all of its respective Obligations hereunder and thereunder in full.

            (ii) Upon termination or expiration of the Commitment and upon payment of the Obligations, the obligations of the Borrower to the Lender, except as otherwise provided herein, shall be deemed terminated; provided, that all of the provisions of this Agreement and the other Loan Documents (other than the obligation to advance any Revolving Loan) shall continue to be effective or shall be reinstated (excluding the Unused Line Fee), as the case may be, if any payment hereunder or in connection with any of the Loan Documents at any time is rescinded or otherwise must be returned as a result of the bankruptcy, insolvency or reorganization of the Borrower or otherwise, all as if such payment had not been made. No termination or expiration of the Commitment shall affect any obligations or liabilities of the Borrower to the Lender arising out of acts, events or circumstances taken, occurring or existing prior to such termination. Upon such payment in full of the Obligations, the Lender shall cancel the Revolving Note and return same duly cancelled to the Borrower. The provisions of Section 10.5 shall survive the termination of this Agreement.

            SECTION 2.2. Minimum Amount of each Borrowing. The aggregate principal amount of each Borrowing of Revolving Loans shall not be less than $2,000,000 and, if greater, shall be a whole multiple of $1,000,000. Notwithstanding the foregoing, if at any time the unused portion of the Commitment is less than $2,000,000, then the minimum aggregate amount of Borrowing at such time shall be equal to the amount of such unused portion of the Commitment.

            SECTION 2.3. Procedure for Borrowing. Each Revolving Loan shall be made upon receipt by the Lender of an irrevocable written notice from the Borrower (which notice must be received by the Lender prior to 1:00 P.M., New York City time) at least five (5) Business Days prior to the requested borrowing date. Each such notice (a "Notice of Borrowing") shall be substantially in the form of EXHIBIT C hereto and shall specify in each case: (i) the amount to be borrowed and (ii) the requested borrowing date, which shall be a Business Day.

            Subject to the other terms, provisions and conditions of this Agreement, on the date requested in such notice, the Lender shall make available to the Borrower, in immediately available funds, the proceeds of the requested Revolving Loan.

            SECTION 2.4. Revolving Note. The Revolving Loans shall be evidenced by the Revolving Note, dated the Effective Date, and representing the obligation of the Borrower to pay, on the Maturity Date, the lesser of (i) the Commitment or (ii) the aggregate principal amount of the Revolving Loans from time to time outstanding from the Lender, together with interest thereon. The Lender is hereby authorized to endorse the date and amount of each Revolving Loan, and each payment or repayment of principal thereof on the schedule (including additional pages thereto added by the Lender as required) annexed to and constituting a part of each Revolving Note, which endorsement shall constitute prima facia evidence of the accuracy of the information so endorsed, absent manifest error, and the Lender hereby agrees to provide the Borrower, with a copy of each endorsement; provided, that the failure of the Lender to insert any such date or amount or other information on such schedule or the failure of the Lender to provide the Borrower with a copy of any endorsement shall not in any manner affect the obligation of the Borrower to repay the aggregate amount of the Revolving Loans in accordance with the terms of this Agreement.

            SECTION 2.5. Interest.

            (a) Except to the extent otherwise prohibited by applicable law, the Revolving Note until repaid in full shall bear interest on the aggregate outstanding principal balance of the Revolving Loans at a rate per annum equal to the sum of the Applicable Margin plus LIBOR. Such rate of interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. Interest shall accrue during each Interest Period, from and including the first day of such Interest Period to and including the last day of such Interest Period. All accrued and unpaid interest under this Section 2.5 shall be payable monthly, in arrears, on the first day of the succeeding calendar month; provided, however, that upon the occurrence or during the continuance of an Event of Default, the Borrower shall pay interest on the aggregate principal balance of Revolving Loans, on demand, at a rate per annum equal at all times to five percent (5%) per annum above the rate of interest otherwise payable.

            (b) If at any time the Lender shall determine in good faith (which determination shall be conclusive and binding upon the Borrower absent manifest error) that (w) U.S. dollar deposits in an amount equal to the aggregate principal balance of Revolving Loans are not generally available at such time in the London interbank Eurodollar market, (x) reasonable means do not exist for ascertaining LIBOR, (y) LIBOR plus the Applicable Margin on the aggregate principal balance of Revolving Loans would be in excess of the maximum interest rate which the Borrower may lawfully pay or (z) the Lender may not apply a LIBOR-based rate of interest to the aggregate principal balance of Revolving Loans, or fund any portion thereof bearing interest at LIBOR in the London interbank Eurodollar market, in accordance with applicable laws, regulations and legal requirements, then the Lender so long as such prohibition is in effect shall notify the Borrower, and the aggregate principal balance of Revolving Loans shall bear interest at the Prime Rate.

            (c) If due to any change of law, regulation or requirement the Lender shall be legally prohibited from applying LIBOR plus the Applicable Margin then in effect under the Revolving Note in accordance with applicable laws, regulations and requirements, then the rate of interest based upon LIBOR plus the Applicable Margin shall automatically be converted to the Prime Rate if and for so long as such law, regulation or requirement is applicable, in which event the Borrower shall, at its option, either commence and continue to pay the Prime Rate or prepay the aggregate principal balance of Revolving Loans including all interest accrued and unpaid thereon, all Breakage Costs (if any) relating to or arising from such prepayment, in each case on the earlier of (x) the last day of the Interest Period with respect thereto or (y) the date on which it becomes unlawful for the Lender to charge a rate of interest based upon LIBOR. The Borrower agrees to pay to the Lender, within five (5) days after demand by the Lender, all costs and expenses incurred by the Lender as a result of such change of law directly attributable to this Agreement or the Revolving Note. This statement as to the amount of such Breakage Cost, or additional interest, costs and expenses furnished to the Borrower by the Lender shall be conclusive and binding upon the Borrower, absent manifest error.

            (d) The Borrower agrees that each good faith determination of the Prime Rate shall be made by the Lender and shall be conclusive and binding upon the Borrower absent manifest error. The Borrower further acknowledges that the Prime Rate merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and that such Prime Rate may not be the lowest or best rate at which interest is calculated or credit is extended.

            SECTION 2.6. Fees. The Borrower shall pay to the Lender (i) an unused line fee (the "Unused Line Fee") at the rate of .25% per annum, from and after the Effective Date through and including the date on which all of the Revolving Loans are repaid, on the aggregate of the average daily unused portion of the Commitment (as same may be reduced pursuant to the express terms hereof), such Unused Line Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Maturity Date or such earlier date upon which the Commitment is terminated, and (ii) in the event that the Borrower elects to renew the Commitment pursuant to Section 2.1(c) hereof, a renewal fee (the "Renewal Fee") equal to 0.50% per annum of the Commitment, such Renewal Fee to be paid to the Lender on or before the Initial Maturity Date.

            SECTION 2.7. Reduction of Commitment; Voluntary Termination of Unutilized Commitment. (a) The Borrower shall have the right at any time from time to time, upon at least three (3) Business Days' prior written notice to the Lender, without premium or penalty, to terminate in whole or permanently reduce ratably in part the unused portions of the Commitment; provided, that each partial reduction shall be in the aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

            SECTION 2.8. Payments; Termination of Commitment. (a) All payments required to be made to the Lender hereunder shall be made, without set-off or counterclaim, not later than 11:00 a.m., prevailing New York City time, on the date due, in same day or immediately available Dollars, to such account as the Lender shall specify from time to time by notice to the respective Borrower. Funds received after that time shall be deemed to have been received by the Lender on the following Business Day.

            (b) Unless earlier paid in accordance with the terms of this Agreement, the Borrower shall repay to the Lender the entire unpaid principal amount of the Revolving Loans together with all accrued but unpaid interest to such date on Maturity and all other amounts to the Lender hereunder or under any other Loan Document, and the Commitment shall terminate in its entirety on such date.

            (c) If any payment under this Article II becomes due and payable on a day which is not a Business Day, the payment thereof shall be extended to the next succeeding Business Day.

            SECTION 2.9. Use of Proceeds. The proceeds of the Revolving Loans shall, unless otherwise agreed in writing by the Lender and the Borrower, be used by the Borrower (i) to repay any Existing Debt of the Company approved by the Lender, (ii) to develop and make improvements to the Mills Properties and
(iii) for general working capital purposes.

            SECTION 2.10. Illegality. In the event that the Lender shall have determined in good faith that the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any central bank or Governmental Authority charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive of any such central bank or Governmental Authority shall make it unlawful for the Lender to make, maintain or fund all or any of the Revolving Loans, the Lender shall so notify the Borrower. Upon the giving of any such notice to the Borrower, (i) the Commitment shall be terminated as to the portion of the Revolving Loans which are unlawful and (ii) the Borrower shall prepay in full such portion of the Revolving Loans, together with accrued interest thereon any other amounts which may be due to the Lender under this Agreement on or before ten (10) Business Days following such notice to the Borrower unless the law, rule or regulation, as the case may be, making such Revolving Loans unlawful shall be rescinded, modified or amended thereby making such Revolving Loans lawful prior to the expiration of such period.

            SECTION 2.11. Requirements of Law. (a) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Lender with any request or directive from any central bank or other Governmental Authority issued or effective after the date hereof:

            (i) does or shall subject the Lender to any Taxes (as hereinafter defined) of any kind whatsoever with respect to this Agreement, the Revolving Note or any other Loan Document, or changes the basis of taxation of payments to the Lender of principal, the Fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall gross or net income of the Lender (or franchise tax in lieu thereof));

            (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender; or

            (iii) does or shall impose on the Lender any other material and adverse condition;

and the result of any of the foregoing is to increase the cost to the Lender, by any amount which the Lender reasonably deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of all or any of the Revolving Loans, then, in any such case, the Borrower shall (x) promptly pay the Lender without duplication, upon its demand, any additional amounts necessary to compensate the Lender for such additional cost or reduced amount receivable or
(y) within ten (10) Business Days after notice from the Lender of such increased costs, repay the principal amount of Revolving Loans outstanding as of the date of such repayment together with all interest accrued thereon, Fees and any other amounts owing hereunder or under any other Loan Document. If the Lender becomes entitled to claim any additional amounts pursuant to this Section 2.11, the Lender shall notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

            (b) In the event that the Lender shall have determined in good faith that the adoption of any law, rule, regulation or guideline regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority issued or effective after the date hereof, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, after submission by the Lender to the Borrower of a written request therefor, the Borrower shall (x) pay to the Lender without duplication such additional amount or amounts as will compensate the Lender or such corporation for such reduction or (y) within ten (10) Business Days after notice from the Lender of such increased costs, repay the principal amount of the Revolving Loans outstanding as of the date of such repayment together with all interest accrued thereon, Fees and any other amounts owing hereunder or under any other Loan Document. The provision of this Section 2.11 shall survive the termination of this Agreement and the Commitment.

            SECTION 2.12. Taxes. (a) All payments made by the Borrower under this Agreement and the Revolving Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding gross or net income taxes (and franchise taxes or other taxes imposed in lieu of net income taxes) imposed on the Lender as a result of a present, former or future connection between the jurisdiction of the government or taxing authority imposing such tax and the Lender or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld by the Borrower from any amounts payable to the Lender hereunder, under the Revolving Note or any other Loan Document, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all such Taxes) the full amount due hereunder together with interest and any other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Revolving Note or any other Loan Document. The Borrower shall pay all Taxes required to be paid by it and whenever any such Taxes are payable as promptly as possible and thereafter the Borrower shall send to the Lender for its own account a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. At the request of the Borrower and solely at the Borrower's expense, the Lender shall use reasonable efforts to contest the payment of such Taxes that the Borrower believes were not correctly or legally asserted. If the Lender receives a refund in respect of any Taxes for which the Borrower has made payment hereunder, the Lender shall repay such refund to the Borrower. The agreements in this Section 2.12 shall survive the termination of this Agreement and the repayment of the Revolving Note.

            (b) In the event that the Borrower has actual knowledge that it is required to, or there arises in the Borrower's reasonable opinion a substantial likelihood that the Borrower will be required to, pay an increased amount or otherwise indemnify the Lender for or on account of any withholding of United States Federal income tax pursuant to Section 2.12(a) above, the Borrower will promptly notify the Lender of the nature of such withholding, and shall furnish such information to the Lender, with respect to such withholding as the Lender may reasonably request. In the event of any knowledge or opinion of the Borrower described in the preceding sentence, the Borrower and the Lender shall consult in good faith to determine what may be required to avoid or reduce the withholding tax, and shall each use reasonable efforts to avoid or reduce such withholding tax.

                                   ARTICLE III
                             PREPAYMENTS; REPAYMENTS

            SECTION 3.1. Voluntary Prepayments. The Borrower shall have the right, upon at least three (3) Business Days' prior written notice to the Lender, to prepay the Revolving Loans made to it, without premium or penalty, in whole or in part at any time and from time to time; provided that each prepayment shall be in an aggregate amount of not less than $2,000,000, unless the aggregate outstanding principal balance of the Revolving Loans is less than $2,000,000. Notwithstanding anything contained herein to the contrary, in the event of any prepayment or other payment of the principal amount of the Revolving Loans in any manner other than upon the expiration of an Interest Period, the Borrower shall pay to the Lender (i) accrued interest to the date of such prepayment or payment, as the case may be, on the portion of the principal balance of the Revolving Loans being prepaid or paid and (ii) any and all costs incurred by the Lender in connection with such prepayment or payment, as the case may be, including, but not limited to, the Breakage Costs (if applicable).

            SECTION 3.2. Mandatory Repayments and Commitment Reductions. (a) On any day on which the aggregate outstanding principal amount of Revolving Loans exceeds the Commitment as then in effect, the Borrower shall repay the principal of Revolving Loans in an aggregate amount equal to such excess.

            (b) On each date on and after the Effective Date upon which any entity comprising the Company receives or is entitled to receive its proportionate share of any proceeds from the refinancing by any entity comprising the Company or any Affiliated Entity of any of the Real Estate Assets, the Borrower shall repay (i) the principal of outstanding Revolving Loans and/or (ii) any Debt secured by any of the Existing Properties in an amount equal to 100% of the cash proceeds of such refinancing which such entity receives or (if such funds are available) is entitled to receive after the repayment of any Debt secured by such Real Estate Asset (net of financing fees and other reasonable out-of-pocket costs paid to unaffiliated third parties associated therewith), and the Commitment shall be reduced dollar-for-dollar by the amount of any repayment required to be made pursuant to clause (i) of this subparagraph. Notwithstanding the foregoing: (1) the owner of Ontario Mills may return to the Borrower up to $5,000,000 of its proportionate share of any proceeds from the next refinancing of any Debt secured by Ontario Mills and the Borrower shall have no obligation to apply such proceeds to the repayment of principal of outstanding Revolving Loans; and (2) the owner of Franklin Mills may return to the Borrower or any other entity comprising the Company an amount equal to such entity's proportionate share of any proceeds from the refinancing of any Debt secured by Franklin Mills but not exceeding the amount, if any, contributed as capital by such entity to the owner of Franklin Mills to reduce the Existing Debt secured by Franklin Mills, it being agreed that in order to obtain the benefit of this clause (2) such capital shall be derived solely from the proceeds of the issuance of Capital Interests by either the Borrower and/or the REIT.

            (c) On each date on and after the Effective Date upon which any entity comprising the Company receives or (if such funds are available) is entitled to receive Cash Proceeds from any Asset Sale of or relating to an Existing Property (other than a sale of (x) peripheral vacant land pads or (y) one anchor store pad per annum or up to three (3) anchor pads at Ontario Mills, provided that the proceeds of such Ontario Mills anchor pads are applied to the cost of Capital Expenditures at Ontario Mills or to repay Debt secured by Ontario Mills), the Borrower shall repay (i) the principal of outstanding Revolving Loans and/or (ii) any Debt secured by any of the Existing Properties in an amount equal to 100% of the Net Cash Proceeds, and the Commitment shall be reduced dollar-for-dollar by the amount of any repayment required to be made pursuant to clause (i) of this subparagraph.

            (d) Within 15 days following each date on and after the Effective Date upon which any entity comprising the Company receives or (if such funds are available) is entitled to receive any proceeds from any Recovery Event, the Borrower shall repay (i) the principal of the outstanding Revolving Loans and/or
(ii) any Debt secured by any of the Existing Properties in an amount equal to 100% of the remaining proceeds of such Recovery Event after being applied in accordance with the terms of any mortgage, deed of trust or other security instrument, held by a non-Affiliate of any entity comprising the Company, securing the Debt on the applicable Real Estate Asset (net of costs of collection incurred in connection with such Recovery Event and, so long as no Unmatured Default or Event of Default then exists, to any repair and restoration costs), and the Commitment shall be reduced dollar-for-dollar by the amount of any repayment required to be made pursuant to clause (i) of this subparagraph.

                                   ARTICLE IV
                              CONDITIONS OF LENDING

            SECTION 4.1. Conditions Precedent to Making Initial Revolving Loans.
(a) The obligation of the Lender to make Revolving Loans on the Initial Borrowing Date is subject to the condition precedent that the Lender shall have received (unless otherwise specifically agreed in writing) on or before the Initial Borrowing Date the following, each dated such day (unless otherwise indicated), in form and substance satisfactory to the Lender:

            (i) The Revolving Note executed by the Borrower to the order of the Lender;

            (ii) A copy of each of the Partnership Agreements governing the Borrower and each Subsidiary Partnership, including all amendments thereto, certified by a general partner of the Borrower and of each Subsidiary Partnership, as the case may be, as of a date within fifteen (15) days of the Effective Date;

            (iii) A copy of the certificate or articles of incorporation and the by-laws of each general partner of the Borrower and of each Subsidiary Partnership, each document certified as of a date within fifteen (15) days prior to the Effective Date by the Secretary of State of the jurisdiction of incorporation of each such general partner, together with (1) certificates of such official attesting to the good standing of each such general partner and
(2) certified copies of the resolutions of the board of directors of each such general partner approving this Agreement, the other Loan Documents and all documents evidencing other necessary partnership or corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents.

            (iv) Certificates signed on behalf of the Borrower and each Subsidiary Partnership, as the case may be, by its respective general partner, dated the Initial Borrowing Date (the statements made in such certificate shall be true, to the certifying officer's knowledge, on and as of the Initial Borrowing Date), certifying as to (1) the absence of any amendments to the Partnership Agreement of the Borrower or of any Subsidiary Partnership since the Effective Date, (2) a certificate of such partnerships as partnerships organized under the laws of the jurisdiction of their respective organization, and the absence of any proceeding for the liquidation of the Borrower or any Subsidiary Partnership, (3) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Initial Borrowing Date and
(4) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes an Event of Default;

            (v) The Pledge and Security Agreements dated the Effective Date, duly executed and, if requested, acknowledged, and in each case in form and substance satisfactory to the Lender, together with, in the case of the General Pledge and Security Agreement, (if the partnership interests therein are evidenced by certificates) certificates evidencing the Borrower's partnership interest in each Subsidiary Partnership, which certificates shall be accompanied by undated powers duly executed in blank and in any event undated assignments of such partnership interests duly executed in blank for use solely upon the due exercise of the Lender's remedies thereunder, and, in the case of the Intercompany Pledge and Security Agreement, the Intercompany Notes applicable thereto, if any, and each Pledge and Security Agreement shall be in full force and effect;

            (vi) UCC Financing Statements in respect of the Collateral duly filed in each jurisdiction as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests intended to be created by the Pledge and Security Agreements in the Borrower's limited partnership interest in each Subsidiary Partnership, all Intercompany Debt and the other Collateral thereunder required by the Lender;

            (vii) Certificates of the Secretary or an Assistant Secretary of the REIT certifying the names and true signatures of the officers of the REIT authorized to execute the Loan Documents and the other documents to be delivered hereunder;

            (viii) All other corporate and partnership documents, instruments and agreements in connection with the transactions contemplated by this Agreement and the other Loan Documents reasonably satisfactory in form and substance to the Lender, and the Lender shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, partnership or governmental authorities;

            (ix) An opinion of Rudnick & Wolfe, counsel to the Borrower, substantially in the form of EXHIBIT D hereto and as to such other matters as the Lender may reasonably request;

            (x) Certificates of insurance complying with the requirements of
Section 6.3, for the business and properties of each entity comprising the Company, and in scope, form and substance satisfactory to the Lender, including by naming the Lender as an additional insured and/or loss payee, as the case may be, and stating that such insurance shall not be cancelled or revised without at least thirty (30) days' prior written notice by the respective insurer to the Lender; and

            (xi) Payment by the Borrower of (i) the Structuring Advisory Fee to the Lender and (ii) the fees and disbursements owed by the Lender to the Lender's counsel in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents, the review of all materials and documents pertaining hereto and the perfection of all security interests of the Lender in the Collateral and all other out-of-pocket expenses of the Lender.

            SECTION 4.2. Conditions Precedent to Each Loan. (a) The obligation of the Lender to make any Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of each such Borrowing (x) the following statements shall be true and (y) the Lender shall have received a certificate signed by an Authorized Representative of the Borrower, dated the date of such Borrowing, stating that:

            (i) The representations and warranties contained in Article V are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

            (ii) To the best of the Borrower's knowledge, no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapsed or both.

            (b) The Initial Borrowing Date shall have occurred.

            (c) The Lender has received such other approvals, opinions, appraisals or documents as the Lender may reasonably request.

            (d) Each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of any Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing the statements set forth in paragraphs (i) and (ii) above are true.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            In order to induce the Lender to enter into this Agreement and the other Loan Documents and to make the Revolving Loans, each of the REIT, the Borrower and each Subsidiary Partnership makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Revolving Note and the making of the Revolving Loans, with the occurrence of the Effective Date and the incurrence of each Revolving Loan on or after the Effective Date being deemed to constitute in all material respects a representation and warranty that the matters specified in this
Article V are true and correct in all material respects on and as of the Effective Date and on the date of each such Revolving Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            SECTION 5.1. Status and Standing. (a) Each of the REIT, the Borrower and each Subsidiary Partnership (i) is a duly formed and validly existing corporation or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its formation and (ii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification;

            (b) Schedule 5.1(b) to this Agreement states (i) the name of each Subsidiary Partnership, its jurisdiction of formation and the percentage of its partnership interests and other Capital Interests owned therein by the Borrower and each other Subsidiary Partnership, and (ii) the name of each of the Borrower's Affiliated Entities (other than its Subsidiaries) and the nature of the affiliation. Each of such Subsidiary Partnership is a duly formed and validly existing limited partnership or other entity and in good standing under the laws of its jurisdiction of organization, and is duly licensed and qualified and in good standing in each jurisdiction where the failure to be duly formed and to qualify as such would have a Material Adverse Effect. The Borrower has good title to all of the partnership interests or other Capital Interests it purports to own of each Subsidiary Partnership, free and clear in each case of any Lien or other adverse interest or claim; and

            (c) Each of the entities comprising the Company has the corporate, partnership or company power, authority and legal right to own, or lease and enjoy undisturbed, the assets of its business and engage in its business as now conducted and presently proposes to conduct.

            SECTION 5.2. Power and Authority. The Borrower has the partnership power, authority and legal right to enter into and execute, deliver, carry out the terms of, and perform this Agreement, the Revolving Note, to make the Borrowings, and each of the other entities comprising the Company has the corporate, partnership or company power, authority and legal right to execute, deliver and carry out the terms of the Loan Documents to which it is a party, and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate, partnership or company action and are in full compliance with their respective organizational documents. No consent or approval of, or other action by, any partners, any Governmental Authority or any other Person, which has not already been obtained, is required to authorize, or is required in connection with the execution, delivery and performance of, this Agreement, the Revolving Note or any of the other Loan Documents, or is required as a condition to the validity or enforceability of this Agreement, the Revolving Note or any of the other Loan Documents and any other document entered into or furnished pursuant hereto.

            SECTION 5.3. Enforceable Obligations. Each Loan Document to which it is a party, and each other agreement or undertaking executed by each entity comprising the Company and delivered to the Lender pursuant to Section 4.1 and
4.2 hereof, constitutes the legal, valid and binding obligation of each such entity, enforceable against such entity in accordance with its respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) and there are no actions, suits or proceedings pending or, to the knowledge of such entity, threatened against, or affecting, such entity or any of its respective officers calling into question the legality, validity or enforceability of any thereof.

            SECTION 5.4. No Violation of Agreements; Compliance with Law. No entity comprising the Company is in default under any loan agreement, indenture, mortgage, mortgage deed, deed of trust, agreement or other instrument to which it is a party or by which it or any of its properties may be bound, which default would constitute a Material Adverse Effect. Neither the execution and delivery of the Loan Documents nor any of the instruments and documents to be delivered by any entity comprising the Company pursuant to this Agreement or the other Loan Documents, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof will, to the best of the Borrower's knowledge, violate any law or regulation, or any order or decree of any court or governmental instrumentality, or will, to the best of the Borrower's knowledge, conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, mortgage deed, deed of trust, agreement or other instrument to which such entity is a party or by which any such entity may be bound, or result in the creation or imposition of any Lien upon any of the properties thereof in violation of this Agreement, or violate any provision of the formation documents of, or any provisions relating to Capital Interests in, any entity comprising the Company, which violation, conflict, breach, default, creation or imposition would result in a Material Adverse Effect.

            SECTION 5.5. No Litigation. There are no actions, suits or proceedings pending or threatened against or affecting any entity comprising the Company or any of its respective officers or directors before any court, arbitrator or governmental or administrative body or agency that, if adversely determined, might reasonably have a Material Adverse Effect. No injunction, writ, restraining order or other order of any nature adverse to any entity comprising the Company or the conduct of its business or inconsistent with the due consummation of such transactions has been issued by any Governmental Authority which if issued would constitute a Material Adverse Effect with respect to such entity. To the best of the Borrower's knowledge, no entity comprising the Company is in default under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental or administrative body or agency having jurisdiction over such entity, which default would constitute a Material Adverse Effect in respect of such entity.

            SECTION 5.6. Taxes and Claims. Each entity comprising the Company and each Affiliated Entity has filed or caused to be filed all federal, state and local tax returns and reports that are required to be filed and has paid or discharged or caused to be paid or discharged all taxes shown to be due and payable on said returns or on any assessments made against it or any Affiliated Entity or against any of its or any Affiliated Entity's income, profits or property and all other taxes, fees or charges imposed on it or any Affiliated Entity or any of its or any Affiliated Entity's income, profits and property by any Governmental Authority (other than those the amount or validity of which are currently being contested diligently in good faith by appropriate proceedings (except in cases in which there is an unsecured risk of forfeiture of any of the Real Estate Assets) and in respect of which adequate reserves in conformity with GAAP have been provided on the books of each entity comprising the Company); and no tax Liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges. Each entity comprising the Company has paid and discharged all lawful claims for labor, material, supplies and anything else that might or could, if unpaid, become a Lien on any of its or any Affiliated Entity's properties (other than those the amount or validity of which are currently being contested diligently in good faith by appropriate proceedings (except in cases in which there is an unsecured risk of forfeiture of any of the Real Estate Assets) and in respect of which adequate reserves in conformity with GAAP have been provided on the books of each entity comprising the Company).

            SECTION 5.7. Employee Benefit Plans. (a) None of the Plans maintained by any entity comprising the Company, any Affiliated Entity or any ERISA Affiliate at any time or the trusts created thereunder has engaged in a Prohibited Transaction that could subject any such Plan or trust to a material tax or penalty on Prohibited Transactions imposed under Code Section 4975 or ERISA Sections 502(i) or 502(1);

            (b) The consummation of the transactions contemplated by this Agreement does not involve any Prohibited Transaction which could subject any entity comprising the Company, any Affiliated Entity or any ERISA Affiliate to any material liability, tax or penalty imposed under Code Section 4975 or ERISA Sections 502(i) or 502(1);

            (c) No entity comprising the Company or any Affiliated Entity or ERISA Affiliate contributes to or maintains, or has since 1974 contributed or maintained, any employee pension benefit plan within the meaning of Section 3(2) of ERISA, including any employee pension benefit plan subject to Title IV of ERISA or subject to the funding requirements of Section 412 of the Code;

            (d) All Plans of any entity comprising the Company, any Affiliated Entity and any ERISA Affiliate have at all times been operated and maintained in compliance with ERISA and the applicable provisions of the Code (including, but not limited to, Code Section 105). All Plans of any entity comprising the Company, any Affiliated Entity and each ERISA Affiliate have complied with, and are in compliance with, Code Section 4980B and Treasury Regulations (whether proposed or final) relating thereto. No Plan of any entity comprising the Company, any Affiliated Entity or any ERISA Affiliate provides benefits to retired employees of such entity or such ERISA Affiliate, except to the extent required under Code Section 4980B and Treasury Regulations (whether proposed or final) relating thereto;

            (e) To the best of the Borrower's knowledge, no entity comprising the Company or any Affiliated Entity or ERISA Affiliate has individually or in the aggregate taken actions or undergone events which would cause liability to arise under WARN or regulations issued thereunder, or any applicable state law regarding employee terminations, mass layoffs or plant closings, and no entity comprising the Company or any Affiliated Entity or ERISA Affiliate is aware of the existence of any such actions or events; and

            (f) Each entity comprising the Company and each Affiliated Entity and ERISA Affiliate have made all contributions required to be made under each Plan as of the date of this Agreement.

            SECTION 5.8. No Event of Default. To the best of the Borrower's knowledge, no Event of Default has occurred and is continuing and no condition which with notice or lapse of time, or both, would constitute an Unmatured Default or an Event of Default has occurred and is continuing.

            SECTION 5.9. Financial Statements. (a) The Borrower has heretofore furnished to the Lender the consolidated financial statements of the Borrower for and as of the year ended December 31, 1995, as examined and reported on by a firm of independent certified public accountants of recognized national standing reasonably acceptable to the Lender, and the consolidated financial statements of the Borrower for and as of the end of the six month period ending June 30, 1996, as certified by the chief financial officer of the Borrower. Such financial statements (in the case of the statements as of June 30, 1996, including the notes thereto) present fairly, in all material respects, the financial condition of the Borrower as of the end of such fiscal year and as of the end of such period and the results of their operations and the cash flows for the fiscal year and months then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year. Since June 30, 1996, there has been no change having a Material Adverse Effect on the condition, financial or otherwise, of the Borrower thereof.

            (b) All financial statements concerning the Borrower which will hereafter be furnished by the Borrower to the Lender pursuant to this Agreement, will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein and, in the case of interim financial statements, non-material recurring year-end audit adjustments and the absence of footnotes) and will present fairly the financial condition of the corporations or partnerships covered thereby as at the dates thereof and the results of their operations for the periods then ended. Except to the extent reflected or reserved against in such financial statements, neither the Borrower nor any of its Subsidiaries will have any material liabilities or obligations of any nature, whether due or to become due, of a type that would be required in accordance with GAAP to be reflected or reserved against in such financial statements.

            SECTION 5.10. Environmental Laws, Etc. (a) Each entity comprising the Company and, to the best of its knowledge, each Affiliated Entity is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or threatened Environmental Claims against any entity comprising the Company or, to the best of its knowledge, any Affiliated Entity or any of the Real Estate Assets owned or operated by any such Person. There are no facts, circumstances, conditions or occurrences on any of the Real Estate Assets owned or operated by any entity comprising the Company or, to the best of its knowledge, any Affiliated Entity that could reasonably be expected (i) to form the basis of an Environmental Claim against any entity comprising the Company or, to the best of its knowledge, any Affiliated Entity or any such Real Estate Asset or (ii) to cause any such Real Estate Asset to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate Asset by any entity comprising the Company, or to the best of its knowledge, or any Affiliated Entity under any applicable Environmental Law.

            (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any of the Real Estate Assets owned or operated by any entity comprising the Company or, to the best of its knowledge, any Affiliated Entity where such generation, use, treatment or storage has violated any Environmental Law unless appropriate remediation thereof has been or is being undertaken. Hazardous Materials have not at any time been Released on or from any of the Real Estate Assets owned or operated by any entity comprising the Company or, to the best of its knowledge, any Affiliated Entity where such Release has violated any applicable Environmental Law unless appropriate remediation thereof has been or is being undertaken. To the best of the knowledge of each entity comprising the Company, there are no underground storage tanks or surface impoundments located on, under or within any of the Real Estate Assets that are not in compliance with all Environmental Laws.

            SECTION 5.11. No Adverse Conditions. Neither the business of any entity comprising the Company or, to the best of its knowledge, any Affiliated Entity nor any Real Estate Asset are affected by any fire, explosion, accident, eminent domain, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (which is not covered by insurance or in the process of repair) which has resulted in or may reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.12. Solvency. The Borrower on a consolidated basis is and after the consummation of the transactions contemplated by the Loan Documents and receipt and application by the Borrower of its Borrowings in accordance with the terms of this Agreement will be, Solvent. For the purposes of this Agreement "Solvent" shall mean, with respect to any Person, that the value of the assets of such Person is, on the date of determination, greater than the total amount of liabilities and that as of such date such Person is able to pay all liabilities of such Person as they mature.

            SECTION 5.13. Margin Stock. No entity comprising the Company or any Affiliated Entity is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowing will be used to purchase or carry any Margin Stock or extend credit to others for the purpose of purchasing or carrying any Margin Stock. No proceeds of any Borrowing will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act. No incurrence of any Revolving Loan will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            SECTION 5.14. No Investment Company. Neither the Borrower nor any Subsidiary of the Borrower is an "investment company", or an "affiliate person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Borrowing nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby will violate any provision of such Act or any rule, regulation or order of the SEC thereunder.

            SECTION 5.15. Security Interests. The security interests created in favor of the Lender under the Pledge and Security Agreements constitute first priority perfected security interests in the Collateral, subject to no security interests or other adverse interests or claims of any other Person.

            SECTION 5.16. Properties. The owner of each Real Estate Asset has good and marketable title to each Real Estate Asset from time to time owned by it. Schedule 5.16 contains a true and complete list of all Real Estate Assets owned on the Effective Date and accurately sets forth, with respect to each Real Estate Asset, the direct owner thereof, the percentage of the Borrower's or any Consolidated Subsidiary's Capital Interest therein and an accurate description of the Real Estate Asset.

            SECTION 5.17. Partnership Agreements. Schedule 5.17 contains a true and complete list of all Partnership Agreements.

            SECTION 5.18. Subsidiary Partnerships. With respect to each Subsidiary Partnership, the Borrower is a limited partner with the percentage of the Borrower's interest therein as set forth on Schedule 5.18. With respect to each Affiliated Entity, the entity comprising the Company is a general or limited partner or member thereof with the percentage of such entity's interest therein as set forth on Schedule 5.18.

            SECTION 5.19. Debt. Schedule 5.19 sets forth a true and complete list of all Debt of the Company as of the Initial Borrowing Date and which is to remain outstanding after giving effect thereto (excluding the Revolving Loans, the "Existing Debt"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any entity which directly or indirectly guaranteed such debt.

            SECTION 5.20. Accuracy of Information. All information, exhibits and reports furnished in writing by or on behalf of any Credit Party or made available to the Lender, relating to the condition (financial or otherwise), operations, business, properties or performance of the Company or otherwise in connection with the transactions contemplated by the Loan Documents were, when furnished and taken as a whole, true and correct in all material respects, and the information, exhibits and reports, taken as a whole, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements contained therein not misleading as of the date when furnished and in light of the circumstances when made.

            SECTION 5.21. Business Plans. With respect to all business plans and other forecasts and projections furnished by or on behalf of any Credit Party and made available to the Lender relating to the condition (financial or otherwise), operations, business, properties or performance of the Company, to the best of the Borrower's knowledge, as of the date of such plans, forecasts and projections: (i) there have occurred no material events known to the Borrower that would render such plans, forecasts or projections, at and as of the time prepared, materially misleading and (ii) all assumptions made in such plans, forecasts and projections were reasonable under the circumstances when made.

                                  ARTICLE VI
                             AFFIRMATIVE COVENANTS

            Each of the REIT, the Borrower and each Subsidiary Partnership covenants and agrees, to the extent applicable to each, that, until the Revolving Note together with interest thereon, Fees and all other Obligations under this Agreement and the other Loan Documents, are indefeasibly and irrevocably paid in full and the Commitment is terminated, each entity comprising the Company shall (unless otherwise specifically agreed in writing by the Lender):

            SECTION 6.1. Financial Statements and Other Information. Furnish to the Lender:

                  (a) as soon as practicable and in any event within 10 days after each of the respective dates on which the REIT (or any entity comprising the Company) or any Affiliated Entity (each, a "Filing Entity") is required to file any document pursuant to Sections 13(a) or 15(d) of the Exchange Act commencing with the fiscal year and quarter ending December 31, 1996, copies of the annual and quarterly reports that any such Filing Entity is required to file pursuant to such Sections 13(a) or 15(d). In the event that any such Filing Entity which is not required or is no longer required to file reports pursuant to Sections 13(a) or 15(d) of the Exchange Act, (i) the REIT (or any entity comprising the Company) will transmit to the Lender copies of annual and quarterly reports of the REIT (or any entity comprising the Company) or any Affiliated Entity no longer required to file any document pursuant to the Exchange Act containing financial and other information comparable to that which such entity or Affiliated Entity would have been required to file with the SEC if it were subject to Section 13(a) or 15(d) of the Exchange Act, with such transmissions and filings to be made in the manner and within the times set forth above;

                  (b) no later than five (5) days following the submission
            thereof by any entity comprising the Company or any Affiliated Entity to the board of directors of the REIT, budgets for any such entity comprising the Company, any such Affiliated Entity and for the Real Estate Assets, in form satisfactory to the Lender (including budgeted statements of income and sources and uses of cash and balance sheets);

                  (c) accompanying the reports provided pursuant to paragraph
            (a) of this Section 6.1, a certificate signed by an Authorized Representative of each entity comprising the Company stating (i) that (s)he has reviewed this Agreement, (ii) that a review of the activities of each such entity during such period has been made under his or her immediate supervision with a view to determining whether any such entity has observed, performed and fulfilled all of its respective obligations under this Agreement, (iii) that, to the best of his/her knowledge, such review showed that there existed during such period no Unmatured Default or Event of Default, or if any such Unmatured Default or Event of Default existed, specifying the nature thereof, the period of existence thereof and what action such entity proposed to take, or has taken, with respect thereto and (iv) that, to the best of his/her knowledge, each such entity is in compliance with all terms, conditions and provisions of this Agreement and all other Loan Documents to which it is a party together with a schedule in form satisfactory to the Lender of the computations used by such Authorized Representative in determining as at the end of such period, compliance with the covenants contained in Section 7.12 hereof, it being understood that the Authorized Representative shall have no personal liability under said certificate if made and prepared in good faith based on his/her knowledge at the time of preparation thereof;

                  (d) (in addition to any documents furnished to the Lender
            pursuant to paragraph (a) of this Section 6.1) promptly upon the issuance or filing thereof, copies of all financial information and proxy materials of any entity comprising the Company and of any Affiliated Entity with the SEC or successor agency;

                  (e) as soon as practicable and in any event within fifty-five
            (55) days after the end of each fiscal quarter or one hundred (100) days after each fiscal year end, as the case may be, quarterly and year-to-date operating statement income detail for all Existing Properties and Future Properties substantially in the form of
            Schedule 6.1 hereto; and

                  (f) such other information (financial or otherwise) respecting the business, operations and special condition of each entity comprising the Company and each Affiliated Entity as the Lender from time to time may reasonably request.

            SECTION 6.2. Taxes and Claims. Each of the REIT, the Borrower and each Subsidiary Partnership will pay and discharge or cause to be paid and discharged, and the REIT and the Borrower will cause each of its Subsidiaries and, to the extent that it is empowered to do so, each Affiliated Entity to pay and discharge, (i) all taxes, assessments and governmental charges upon or against them or upon their respective income, profits, properties or assets prior to the date on which penalties attach thereto, unless and to the extent that the amount, applicability or validity of any such charge is being contested diligently in good faith by appropriate proceedings (except in cases in which there is an unsecured risk of forfeiture of any of the Real Estate Assets), and
(ii) all lawful claims, whether for labor, materials, supplies, services or anything else that might or could, if unpaid, become a Lien or charge upon the properties or assets of any entity comprising the Company or any Affiliated Entity, which Lien would not be permitted under this Agreement, unless and to the extent such claims are being contested diligently in good faith by appropriate proceedings (except in cases in which there is an unsecured risk of forfeiture of any of the Real Estate Assets) and accounted for in conformity with GAAP.

            SECTION 6.3. Maintenance of Property; Insurance. (a) Schedule 6.3 sets forth a true and complete listing of all insurance maintained by each entity comprising the Company on the Initial Borrowing Date. Each of the REIT, the Borrower and each Subsidiary Partnership will, and the REIT and the Borrower will cause each of its Subsidiaries and, to the extent it is empowered to do so, each Affiliated Entity to, (i) maintain and keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain property insurance with financially sound and reputable insurance companies on all insurable Property owned by any Affiliated Entity and any entity comprising the Company and on all Real Estate Assets and other property on which any entity comprising the Company or such Affiliated Entity holds a mortgage, Lien or other encumbrance, for the replacement cost thereof against such risks as applicable per property location, (iii) maintain public liability insurance with financially sound and reputable insurance companies,
(iv) maintain workers' compensation insurance with financially sound and reputable insurance companies as statutorily required by each applicable locale, and (v) furnish to the Lender, upon written request, full information as to all insurance carried; all of such insurance in such amounts and coverage as are customarily maintained by owners and mortgagees of similar businesses and as approved by the Lender. In addition to the requirements of the immediately preceding sentence, each of the REIT, the Borrower and each Subsidiary Partnership will, and the REIT and the Borrower will cause each of its Subsidiaries and, to the extent that it is empowered to do so, each Affiliated Entity to, at all times cause insurance of the types described in Schedule 6.3 to be maintained with the same scope of coverage as that described in Schedule
6.3 at levels which are at least as great as the respective amount described opposite the respective type of insurance on Schedule 6.3 to the extent available at commercially reasonable rates.

            (b) If requested by the Lender and to the extent obtainable, all policies or certificates with respect to such insurance referred to in paragraph
(a) above (and any other insurance maintained by each entity comprising the Company or any Affiliated Entity) (i) shall state that such insurance policies shall not be cancelled without at least 30 days' written notice thereof by the respective insurer to the Lender, (ii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Lender, (iii) shall, except in the case of public liability insurance and workers' compensation insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of any entity comprising the Company or any Affiliated Entity, (B) the occupation or use of any property for purposes more hazardous than those permitted by the terms of the respective policy, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership be deposited with the Lender.

            (c) If any entity comprising the Company or any Affiliated Entity to which this Section 6.3 applies shall fail to maintain insurance in accordance herewith, the Lender shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Lender on demand for all costs and expenses of procuring such insurance, and such costs and expenses shall be deemed Obligations hereunder.

            SECTION 6.4. Books and Records. Each of the REIT, the Borrower and each Subsidiary Partnership will, and the REIT and the Borrower will cause, each of its Subsidiaries and, to the extent it is empowered to do so, each Affiliated Entity to, maintain at all times true and complete books, records and accounts in which true, complete and correct entries shall be made of its transactions in accordance with GAAP and in compliance with the regulations of any governmental regulatory body having jurisdiction over each of them.

            SECTION 6.5. Inspection. Each of the REIT, the Borrower and each Subsidiary Partnership will, and the REIT and the Borrower will cause each of its Subsidiaries and, to the extent it is empowered to do so, each Affiliated Entity to, allow the Lender or such professionals, including, without limitation, auditors or other Persons as the Lender may designate, to visit and inspect any of their respective offices and each of the Real Estate Assets and to examine each of their respective books of account and other records and files, to make copies thereof, to review and evaluate the Collateral and to discuss the affairs, business, finances and accounts of each entity comprising the Company and each Affiliated Entity with each of their respective officers and employees, which visit and inspection is limited to one visit and inspection per year, provided that if an Event of Default has occurred and is continuing, then such visits and inspections may be at such reasonable times and as often as the Lender may request. Such inspections are solely for the protection of the Lender and for the purposes of audit and valuation of Collateral and no action or inaction by the Lender shall constitute any representation by the Lender that any entity comprising the Company or any Affiliated Entity is in compliance with the terms of this Agreement or waiver of any provision hereof. All of the Lender's expenses incurred in connection with each such inspection, including, without limitation, the reasonable fees and expenses of any Person designated by the Lender to conduct or assist in such inspections, or for which the Lender becomes obligated, shall be payable by the Borrower to the Lender upon demand.

            SECTION 6.6. Pay Debt and Perform Other Covenants. The Borrower will make full and timely payments of the principal of and interest on the Revolving Note, and timely pay all other amounts (including without limitation all Fees and expenses) owed by the Borrower to the Lender, whether now existing or hereafter arising, and each of the REIT, the Borrower, each Subsidiary Partnership will, and the REIT and the Borrower will, to the extent it is empowered to do so, cause each of its Subsidiaries and each Affiliated Entity to, duly perform all of the Obligations under the Loan Documents to which it is a party and duly comply with all the terms and covenants contained in each of the instruments and documents furnished in connection with or pursuant to this Agreement or the other Loan Documents to which it is a party, all at the times and places and in the manner set forth therein and perform and comply with all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or other material agreement to which it is a party, except where such non-performances or non-compliances under any agreement (other than this Agreement and the other Loan Documents) could not, individually or in the aggregate, reasonably be expected to result in or have a Material Adverse Effect.

            SECTION 6.7. Compliance With Laws. Each of the REIT, the Borrower and each Subsidiary Partnership will, and the REIT and the Borrower will cause each of its Subsidiaries and, to the extent it is empowered to do so, each Affiliated Entity to comply with all applicable laws and regulations, including but not limited to, federal, state and local laws and regulations relating to consumer lending, disclosure, collection and licensing, where the failure so to comply would have a Material Adverse Effect (other than those the validity of which are being contested diligently in good faith by appropriate proceedings (except in cases in which there is an unsecured risk of forfeiture of any of the Real Estate Assets) and accounted for in conformity with GAAP).

              SECTION 6.8. Conduct of Business and Maintenance of Existence. Each entity comprising the Company will continue to engage in business of the same type as now conducted by it and will not enter, directly or indirectly, into any other business other than primarily the development, operation, leasing and management of value-oriented super-regional malls and community shopping centers and services incidental to the foregoing without the prior written approval of the Lender, and will preserve, renew and keep in full force and effect its partnership, corporate or company existence, as the case may be, and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; provided, however, that any such entity comprising the Company shall not be required to preserve any right or franchise if the Lender determines, in its sole discretion, that the preservation thereof is no longer desirable in the conduct of the business of any such entity, and that the loss thereof is not disadvantageous in any material respect to the Lender.

            SECTION 6.9. Notice of Certain Events. The Borrower promptly, but in no event later than five (5) Business Days after obtaining knowledge thereof, shall give written notice to the Lender of:

                  (i) any litigation, including arbitrations which is required to be reported to the auditors thereof and any investigations or proceedings before any Governmental Authority brought against any entity comprising the Company or any Affiliated Entity;

                  (ii) any written notice of a violation received by any entity comprising the Company or any Affiliated Entity from any Governmental Authority that, if such violation were established, might have a Material Adverse Effect;

                  (iii) any attachments, judgments, liens, levies or orders, aggregating more than $750,000 that may be placed on or against any entity comprising the Company or any Affiliated Entity or the Collateral or any Real Estate Asset;

                  (iv) any Unmatured Default or Event of Default, specifying the nature and extent thereof;

                  (v) any other matter that has or causes or may have or cause a
            Material Adverse Effect; and

                  (vi) the creation by any entity comprising the Company or any
            Affiliated Entity of any Subsidiary thereof, any change in the name or organizational form of any entity comprising the Company or any Affiliated Entity or any change in the location of the chief executive office of the Borrower or the Subsidiary Partnerships.

            SECTION 6.10. Environmental Laws, Etc. (a) Each of the REIT, the Borrower and each Subsidiary Partnership will comply, and the REIT and the Borrower will cause each of its Subsidiaries and, to the extent it is empowered to do so, each Affiliated Entity to comply, with all Environmental Laws applicable to the ownership or use of any of the Real

Estate Assets and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Estate Assets free and clear of any Liens imposed pursuant to such Environmental Laws. Neither any entity comprising the Company nor any Affiliated Entity will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Estate Asset or transport or permit the transportation of Hazardous Materials to or from any such Real Estate Asset except for Hazardous Materials used or stored at any such Real Estate Asset in compliance with all applicable Environmental Laws and used in connection with the operation, use and maintenance of any such Real Estate Asset.

            (b) At the written reasonable request of the Lender, which request shall specify in detail the basis therefor, at any time and from time to time, each entity comprising the Company will, and each such entity will cause each Affiliated Entity to, provide, at its own expense an environmental site assessment report concerning any Real Estate Asset prepared by an environmental consulting firm approved by the Lender, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials at such Real Estate Asset. If any such party fails to provide the same within 120 days after such request was made, the Lender may order the same, and each such entity comprising the Company shall grant and hereby grants, and each such entity will cause each Affiliated Entity to grant, to the extent that it is legally and contractually able to do so, to the Lender and its agent access to such Real Estate Asset and specifically, to the extent that it is legally and contractually able to do so, grants the Lender an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at such party's expense.

            SECTION 6.11. ERISA. (a) Each entity comprising the Company and each ERISA Affiliate will, and each such entity will cause each Affiliated Entity to, deliver to the Lender, promptly upon becoming aware of the occurrence thereof, notice that (i) a Prohibited Transaction with respect to any Plan has occurred which could result in a material liability, tax or penalty to such entity or such ERISA Affiliate under Code Section 4975 or ERISA Sections 502(i) or 502(l), which notice shall specify the nature thereof and the proposed response thereto and (ii) any entity comprising the Company, any Affiliated Entity or each ERISA Affiliate has received notice of examination, investigation or claim issued by the Internal Revenue Service or the Department of Labor with respect to a Plan of such entity or such ERISA Affiliate, with a notice to the Lender including a copy of such notice.

            (b) Each entity comprising the Company and each ERISA Affiliate will, and each such entity will cause each Affiliated Entity to, operate and maintain each Plan in compliance with ERISA and all applicable provisions of the Code.

            (c) Each entity comprising the Company and each ERISA Affiliate will, and each such entity will cause each Affiliated Entity to, deliver to the Lender promptly after becoming aware of events or occurrences giving rise to any liability of such entity or such ERISA Affiliate under WARN or similar applicable state law, notice of the existence of such liability and the amount thereof.

            SECTION 6.12. Maintain Security Interest. Each Credit Party shall maintain perfected, first priority security interests in the Collateral in favor of the Lender in accordance with the terms of the Pledge and Security Agreements, free and clear of all Liens and adverse interests and claims.

            SECTION 6.13. Compliance with Partnership Agreements. Each of the Borrower and each Subsidiary Partnership will conduct its business in a manner which complies with the requirements of, and all agreements contained in, each of their respective Partnership Agreements and the REIT will conduct its business in a manner which complies with the requirements of, and all provisions contained in, its organizational documents.

            SECTION 6.14. Further Assurances. Upon the request of the Lender, each of the Credit Parties shall duly execute and deliver, or cause to be duly executed and delivered, to the Lender (without cost to the Lender) such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of this Agreement and the other Loan Documents.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

            Each of the REIT, the Borrower and each Subsidiary Partnership covenants and agrees that, until the Revolving Note together with interest thereon, Fees and all other Obligations under this Agreement and all other Loan Documents, are indefeasibly and irrevocably paid in full and the Commitment is terminated, none of the REIT, the Borrower, with respect to itself and its Subsidiaries, nor any Subsidiary Partnership shall (unless otherwise specifically agreed in writing by the Lender):

            SECTION 7.1. Liens. No entity comprising the Company shall create, incur or permit to exist against any of its properties or assets (real or personal, tangible or intangible) any mortgage or other lien or encumbrance other than: (i) Liens in existence as of the date of the audited financial statements furnished to the Lender prior to the execution of this Agreement;
(ii) Liens securing taxes, assessments or governmental charges or levies, or the claims or demands of materialmen, mechanics, carriers, workmen, repairmen, warehousemen, landlords and other like Persons in respect of obligations not overdue or which are being contested in good faith and for which adequate reserves are being maintained in accordance with GAAP; (iii) other Liens (including pledges or deposits in accordance with workers' compensation laws), incidental to the conduct of the business or the ownership of its property and assets, that are not incurred in connection with the borrowing of money, guarantees or the obtaining of advances or credit, and that in the aggregate do not detract materially from the value of its property or assets, or impair the use thereof in the operation of its business materially; (iv) Liens created by any entity comprising the Company on any of the Real Estate Assets so long as there is no recourse to any entity comprising the Company in respect of any Debt or other obligations secured by such Liens other than solely against such Real Estate Assets, or any proceeds in respect of any thereof unless in compliance with Section 7.5 hereof; (v) Liens securing any Debt permitted under

Section 7.3 of the Agreement; and (vi) other Liens which are expressly subordinate to any Obligations outstanding under this Agreement which Liens have been created, incurred or permitted with the prior written consent of the Lender.

            SECTION 7.2. Restrictions on Distributions. No entity comprising the Company shall declare or pay or permit to declare or pay any Distributions except that, so long as there shall exist no Unmatured Default of a monetary nature or Event of Default (both before and after giving effect to the payment thereof), each entity comprising the Company may pay Distributions to any Person in an aggregate amount not to exceed an amount equal to (i) during the Initial Term, 105% of the Funds Available For Distribution and (ii) during the Renewal Term, 100% of the Funds Available For Distribution, in each case, for the 12-month period ending on the last day of the fiscal quarter preceding the date that such Distribution is declared.

            SECTION 7.3. Debt. No entity comprising the Company shall create, incur, assume or permit to exist any Debt other than: (i) Debt created pursuant to this Agreement and the other Loan Documents; (ii) Existing Debt and any Debt incurred to refinance or repay any Existing Debt (as same may be refinanced);
(iii) any Debt secured by a first mortgage, deed of trust or other security instrument covering any Real Estate Asset, provided that in the case of any such Debt covering the portion of Sawgrass Mills now owned by the Subsidiary Partnerships the aggregate amount of such Debt shall not exceed $172,000,000;
(iv) an existing cash collateralized loan with Franklin Bank in an aggregate principal amount not exceeding $2,400,000; (v) a fixture loan currently being negotiated with Franklin Bank in an aggregate principal amount not exceeding $1,500,000, which loan shall be amortized over a period no longer than four years from the date of the initial borrowing thereunder and on terms otherwise satisfactory to the Lender; (vi) an unsecured line of credit to be extended by Franklin Bank, the proceeds of which are to be used solely for working capital and general corporate purposes, provided that and so long as immediately following the incurrence thereof the aggregate outstanding principal amount of such line of credit shall not exceed $3,000,000 and such line of credit shall be subordinate to the Debt created pursuant to this Agreement and the other Loan Documents; (vii) non-collateralized letters of credit obtained in connection with the acquisition, development or redevelopment of Existing Properties or Future Properties and which in the aggregate do not exceed $2,000,000 at any one time; and (viii) normal and customary trade accounts payable due and payable within 120 days thereof.

            SECTION 7.4. Merger, Consolidation, Sale or Transfers of Assets. No entity comprising the Company shall (a) merge or consolidate with any other Person unless such Person is wholly-owned or controlled, directly or indirectly, by the Borrower, (b) sell, master or ground lease or otherwise convey any of the Mills Properties (or any portion of or interest in any Mills Property) or any of their respective Capital Interests therein, as the case may be, or all or substantially all of the assets of any entity comprising the Company (excluding
(i), in the case of Future Properties and Phase III of Sawgrass Mills, the sale of vacant parcels, such as the sale of peripheral parcels and anchor pads for sale to retail users, or, in the case of all Existing Properties, up to one anchor pad sale per year and (ii) the sale of any Community Centers, the proceeds of which are applied in accordance with Section 3.2 hereof) or (c) permit a Change in Control, without obtaining, in each instance, the prior written consent of the Lender. Notwithstanding anything contained herein to the contrary, additional Units in the

Borrower may be issued to Kan Am US, Inc. or other investors, and additional shares in the REIT may be issued, so long as, in either case, such issuance of additional Units or shares shall not result during the Initial Term or Renewal Term in a reduction of the ability of the REIT to control the affairs of the Borrower or in a change in control of the board of directors of the REIT. Clause
(b) above shall not be construed to prohibit the creation of normal and ordinary easements or the conveyance of minor vacant parcels of land for road widenings or public purposes.

            SECTION 7.5. Contingent Obligations. No entity comprising the Company shall incur any Contingent Obligation, except for joint and several or joint guarantees entered into by any entity comprising the Company with Simon Property Group Inc., Taubman Realty Group L.P. and other entities acceptable to Lender in its sole discretion in connection with the acquisition of land or construction or term financing for any of the Mills Properties, provided that the aggregate amount of the obligations guaranteed (excluding any Allocated Affiliated Debt included in such guaranteed obligations) does not exceed $250,000,000.

            SECTION 7.6. Investments. No entity comprising the Company shall make any Investment that could have a Material Adverse Effect on the Company in the Lender's reasonable judgment, other than: (i) Investments made on or prior to the Initial Borrowing Date (provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 7.6); (ii) Investments received by the REIT or the Borrower, as the case may be, as consideration for the sale or issuance of shares or the Units, as the case may be, in accordance with Section 7.4;
(iii) Capital Interests in the Borrower, the REIT and their respective Subsidiaries and the Affiliated Entities; (iv) normal cash management operations in the ordinary course of the Company's business; or (v) Investments in Real Estate Assets consistent with the business of the Company.

            SECTION 7.7. Intercompany Debt. No Intercompany Debt may be evidenced by a promissory note (an "Intercompany Note") unless such Intercompany
Note is endorsed and delivered to the Lender pursuant to and in accordance with the terms of the Intercompany Pledge and Security Agreement.

            SECTION 7.8. Transactions with Affiliates. No entity comprising the Company shall (a) become a party to any transaction with any Affiliate or Affiliated Entity other than in the ordinary course of business on arm's-length terms, (b) make, or commit to make, any payments to any Subsidiary, any Affiliate or any Affiliated Entity on other than commercially reasonable terms or (c) permit, or make or enter into any contract or other agreement for the payment of any management or other similar fee to any Affiliate or Affiliated Entity except on terms that would be consistent with terms entered into with unaffiliated third parties, unless, in any of the foregoing events any of the items in (a), (b) or (c) is on terms or on a basis more favorable to an entity comprising the Company than to such Affiliate or Affiliated Entity.

            SECTION 7.9. Events of Default. No entity comprising the Company shall permit any default or event of default to occur under any note or loan agreement pursuant to the terms of any of which moneys are payable by any entity comprising the Company; or permit any default or event of default to occur under any lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon any entity comprising the Company, which default or event of default would constitute a Material Adverse Effect.

            SECTION 7.10. Use of Proceeds. No entity comprising the Company shall permit amounts borrowed under the Commitment to be used other than as permitted by Section 2.9 herein.

            SECTION 7.11. Accounting Changes. No entity comprising the Company shall make any change in any accounting treatment or financial reporting practices except as required or permitted by GAAP as in effect from time to time.

            SECTION 7.12. Financial Covenants. (a) The Consolidated Debt (A) shall not exceed at any time 75% of the sum of (i) the Value of the Real Estate Assets as of the last Business Day of the most recently ended calendar quarter plus (ii) the purchase price of any Real Estate Asset and mortgage receivable acquired by any entity comprising the Company since the end of the most recently ended calendar quarter plus (iii) the amount of any securities offering and Debt proceeds received (to the extent that such proceeds were not used to acquire any Real Estate Assets or mortgage receivable or used to reduce Debt) by the Company since the end of the most recently ended calendar quarter; and (B) shall not exceed at any time 65% of the sum of (i) the aggregate fair market value of the outstanding REIT Common Shares assuming the exchange of all of the Units for REIT Common Shares plus (ii) the aggregate principal amount of the Consolidated Debt.

                  (b) The Consolidated Service Charge Coverage Ratio for the calendar quarter most recently ended shall not be less than 1.70:1.

                                  ARTICLE VIII
                              DEFAULTS AND REMEDIES

            SECTION 8.1. Events of Default. An "Event of Default" shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether such occurrence or existence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body):

                  (a) the Borrower shall fail to pay to the Lender the principal of any Revolving Loan when due;

                  (b) the Borrower shall fail to pay to the Lender interest,
            Fees or other amounts due under the Loan Documents or the Revolving Note when due and such failure with respect to interest, Fees or other amounts shall continue unremedied for more than two (2) Business Days after notice thereof has been given to the Borrower with respect to the first occurrence and three (3) Business Days with respect to each occurrence thereafter (it being understood that after the first occurrence no notice whatsoever is required);

                  (c) any representation or warranty made by any Credit Party herein or in any other Loan Document or any certificate furnished pursuant hereto shall prove to have been inaccurate in any material and adverse respect when made provided, that, in the event that any such representation or warranty proves to have been incorrect but was made unintentionally by the respective Credit Party, then such Credit Party shall not be in default if the Credit Party corrects or cures such inaccuracy to the satisfaction of the Lender, in its reasonable discretion, within thirty (30) days after notice thereof has been given to such Credit Party;

                  (d) any Credit Party shall fail to perform or observe (i) any term, covenant or agreement contained in this Agreement or in any other Loan Document on its part to be performed or observed and such failure shall continue unremedied for thirty (30) days after notice thereof has been given to such Credit Party; provided, however, that if such failure is of such nature that it cannot be cured in such thirty (30) day period, then such Credit Party shall not be in default so long as such Credit Party immediately commences to cure such default and diligently proceeds with steps required to effect a cure within a period of time reasonable under the circumstances, but in any event not to exceed ninety (90) days in the aggregate or (ii) any term, covenant or agreement contained in Section 7;

                  (e) the occurrence of any default or event of default pursuant to any of the Security Documents, and such default or event of default shall continue unremedied on the expiration of the grace period applicable thereto, if any, as specified in such Security Documents;

                  (f) any default (after notice of such default by the
            applicable lender, if required to be given by such lender, and the failure to cure such default prior to the expiration of any applicable grace period) on any Debt of any entity comprising the Company or any Affiliated Entity of a principal amount exceeding $10,000,000, the existence of which would permit the acceleration of such Debt;

                  (g) if any court or administrative agency enters a final,
            nonappealable order against any entity comprising the Company or any Affiliated Entity requiring such entity or such Affiliated Entity to divest itself of any of its assets or requiring the payment of money which order is not discharged, vacated or set aside within sixty
            (60) days of its date and the amount owing on such final judgment either singly or in combination with other judgments against any entity comprising the Company or any Affiliated Entity exceeds $7,500,000;

                  (h) any entity comprising the Company or any Affiliated
            Entity, shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of itself, or of all or substantially all of its assets, (ii) be unable, or admit in writing its inability to pay its debts as they become due, (iii) be adjudicated a bankrupt or insolvent or any proceeding shall be instituted against any entity comprising the Company or any Affiliated Entity seeking liquidation, winding-up, reorganization under any law relating to bankruptcy or (iv) file a voluntary petition in bankruptcy or a petition or any corporate action shall be taken by any entity comprising the Company or any Affiliated Entity for the purpose of effecting any of the foregoing;

                  (i) any entity comprising the Company or any Affiliated Entity shall permit or suffer to exist any Prohibited Transaction; or

                  (j) the occurrence of a Change of Control.

            SECTION 8.2. Consequences of an Event of Default. If an Event of Default shall occur and be continuing, the Lender may (but the same shall not be deemed to be by way of limitation), by notice to the Borrower, (i) declare the Commitment terminated, whereupon the same shall immediately terminate; (ii) declare the Revolving Note, all interest thereon, Fees and other amounts payable under this Agreement or any other Loan Document and all other Obligations of the Borrower, hereunder or under the Revolving Note or any other Loan Document to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and an action therefor shall immediately accrue; (iii) set off amounts in any accounts of the Borrower under the dominion and control of the Lender and apply such amounts to the Obligations of the Borrower hereunder and in the other Loan Documents; and/or (iv) exercise any and all of its remedies under the Pledge and Security Agreements; provided, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of the Lender to make any Borrowing shall automatically be terminated and (B) the Revolving Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition, if an Event of Default occurs, the Lender may exercise all rights and remedies which the Lender may have hereunder, under any other Loan Document, at law (including but not limited to the Uniform Commercial
Code), in equity or otherwise. All such remedies shall be cumulative and not exclusive.

                                   ARTICLE IX
                                      AGENT

            SECTION 9.1. Appointment. In the event that the Lender elects to assign or sell participations to any Lending Bank pursuant to Section 10.12 hereof, then such Lending Bank or Lending Banks (if more than one) shall designate the Lender (and the Lender alone without any co-agent(s)) to act as its or their agent in connection with this Agreement or with the other Loan Documents. Each Lending Bank hereby irrevocably authorizes, and each holder of any Revolving Note by the acceptance of such Revolving Note shall be deemed irrevocably to authorize, the Lender as its agent to take such action on its behalf under the provisions of this

Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Lender as its agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Lender in its capacity as agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

            SECTION 9.2. Nature of Duties. The Lender in its capacity as agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Lender in its capacity as agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Lender in its capacity as agent shall be mechanical and administrative in nature; the Lender in its capacity as agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lending Bank or the holder of any Revolving Note; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

            SECTION 9.3. Lack of Reliance on the Agent. Independently and without reliance upon the Lender in its capacity as agent, each Lending Bank and the holder of each Revolving Note, to the extent it deems appropriate, has made and shall continue to make (x) its own independent investigation of the financial condition and affairs of each entity comprising the Company and each Affiliated Entity in connection with the making and the continuance of the Revolving Loans and the taking or not taking of any action in connection herewith and (y) its own appraisal of the creditworthiness of each entity comprising the Company and each Affiliated Entity and, except as expressly provided in this Agreement, the Lender in its capacity as agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lending Bank or the holder of any Revolving Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter. Neither Lender in its capacity as agent nor any of its affiliates nor any of their respective officers, directors, agents or employees shall be responsible to any Lending Bank or the holder of any Revolving Note for, or be required or have any duty to ascertain, inquire or verify the accuracy of, (i) any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, (ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Document, (iii) the financial condition of any entity comprising the Company or any Affiliated Entity, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, (v) the satisfaction of any of the conditions precedent set forth in Article IV, or (vi) the existence or possible existence of any Unmatured Default or Event of Default.

            SECTION 9.4. Intentionally Omitted

            SECTION 9.5. Reliance. The Lender in its capacity as agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any person other than the Borrower if applicable) in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Lender in its capacity as agent.

            SECTION 9.6. Indemnification. To the extent that the Lender in its capacity as agent is not reimbursed and indemnified by the Borrower, the Lending Banks will reimburse and indemnify the Lender in its capacity as agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Lender in its capacity as agent in performing its respective duties hereunder or under any other Loan Document, in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lending Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Lender in its capacity as agent.

            SECTION 9.7. The Lender in its Individual Capacity. With respect to its obligation to make Revolving Loans under this Agreement, the Lender shall have the rights and powers specified herein for the Lender and may exercise the same rights and powers as though it were not performing the duties specified herein in its capacity as agent; and the term "Lending Banks," "Required Banks," "holders of Revolving Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Lender in its individual capacity. The Lender may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein in its capacity as agent, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lending Banks.

            SECTION 9.8. Holders. The Lender in its capacity as agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Lender in its capacity as agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

            SECTION 9.9. Resignation by the Agent. (a) The Lender may not without the Borrower's consent resign from the performance of any of its functions and duties under this Article and/or under the other Loan Documents at any time by giving 15 Business Days' prior written notice to the Lending Banks. Such resignation shall take effect upon the appointment of a successor agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation pursuant to Section 9.9(a) hereof, the Required Banks shall appoint a successor agent hereunder or thereunder which shall be a commercial bank or trust company reasonably acceptable to the Borrower.

            (c) If a successor agent shall not have been so appointed within such 15 Business Day period, the Lender in its capacity as agent, with the consent of the Borrower (which consent will not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company as successor agent who shall serve as agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided above.

            (d) If no successor agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Lender as agent, the Lender's resignation shall become effective and the Lending Banks shall thereafter perform all the duties of the agent hereunder and/or under any other Loan Document until such time, if any, as the Required Banks appoint a successor agent as provided above.

                                    ARTICLE X
                                  MISCELLANEOUS

            SECTION 10.1. Collection Costs. In the event that the Lender, for itself or in its capacity as agent for the Lending Banks, shall retain or engage an attorney or attorneys to collect or enforce or protect its interests with respect to this Agreement, any of the other Loan Documents, or any instrument or document delivered pursuant to this Agreement or the other Loan Document, including, without limitation, each of the documents referred to in Article IV hereof, or to protect the rights of any holder or holders with respect thereto, the Borrower shall pay, within 10 days after demand therefor, all of the reasonable costs and expenses of such collection, enforcement or protection, including reasonable attorneys' fees and disbursements (of the Lender and the Lending Banks), and the Lender, for itself or in its capacity as agent for the Lending Banks, may take judgment for all such amounts, in addition to all other amounts due hereunder.

            SECTION 10.2. No Waiver. No course of dealing or delay or failure by the Lender or any Lending Bank in exercising any right, power or privilege under any Loan Document shall affect any other right or future exercise thereof.

            SECTION 10.3. GOVERNING LAW. THIS AGREEMENT, THE REVOLVING NOTE AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND THE DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER AND WITH RESPECT TO INTEREST, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

            SECTION 10.4. Notices. Unless otherwise agreed, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being sent by certified mail, return receipt requested, postage prepaid or upon delivery or rejection by overnight courier, expense prepaid, or, in the case of telecopy notice, when received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

            (i)   the REIT:

                  c/o The Mills Corporation
                  1300 Wilson Boulevard
                  Arlington, Virginia  22209
                  Attention:  Thomas E. Frost, Esq.
                  Tel: (703) 526-5000
                  Fax: (703) 526-5125

            (ii)  the Borrower:

                  c/o The Mills Corporation
                  1300 Wilson Boulevard
                  Arlington, Virginia  22209
                  Attention:  Thomas E. Frost, Esq.
                  Tel: (703) 526-5000
                  Fax: (703) 526-5125

            with a copy to:

                  Rudnick & Wolfe
                  203 North LaSalle Street
                  Suite 1800
                  Chicago, Illinois  60601-1293
                  Attention:  Robert Goldman, Esq.
                  Tel: (312) 368-4000
                  Fax: (312) 236-7516

            (iii) each Subsidiary Partnership:

                  c/o The Mills Corporation
                  1300 Wilson Boulevard
                  Arlington, Virginia  22209
                  Attention:  Thomas E. Frost, Esq.
                  Tel: (703) 526-5000
                  Fax: (703) 526-5125

            (iv)  the Lender:

                  CS First Boston Mortgage Capital Corp.
                  55 East 52nd Street, 32nd Floor
                  New York, New York  10055
                  Attn:  Mr. Robert K. Vahradian
                  Tel: (212) 909-2178
                  Fax: (212) 755-5681

            with a copy to:

                  Kramer, Levin, Naftalis & Frankel
                  919 Third Avenue
                  New York, NY  10022
                  Attention:  Mark S. Fawer, Esq.
                  Tel: (212) 715-9372
                  Fax: (212) 715-8000

            SECTION 10.5. Costs and Expenses; Indemnity. (a) The Borrower agrees to pay on demand all out-of-pocket costs and expenses (including attorneys' fees and disbursements of counsel to the Lender) incurred by the Lender in connection with the preparation, execution, delivery, filing, recording, administration, modification, restatement or amendment of this Agreement, the other Loan Documents and all instruments and documents delivered pursuant to this Agreement or the other Loan Documents (including any waivers or consents that may be requested by the Borrower) including, without limitation, each of the documents referred to in Article IV hereof, all present and future stamp, documentary, excise and other similar taxes with respect to the foregoing matters, all costs and expenses (including attorney's fees and disbursements of counsel to the Lender) of the Lender in connection with the enforcement of this Agreement and the other Loan Documents, all reasonable out-of-pocket costs and expenses, if any, in connection with the enforcement (whether in the context of a civil action, adversary proceeding, workout or otherwise) of this Agreement, the other Loan Documents, and such other instruments and documents, including, without limitation, reasonable attorneys' fees and disbursements, audit charges, appraisal fees, search fees and filing fees, examination, travel, lodging and meal expenses and all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) of the Lender in connection with the other Loan Documents.

            (b) The Borrower further agrees to indemnify and save harmless the Lender (and, in the event of a syndication or participation, each Lending Bank), their respective officers, directors, employees, attorneys, agents, attorneys-in-fact and Affiliates from and against any and all actions, causes of action, suits, investigations, proceedings, losses, liabilities and damages and expenses (including, without limitation, attorneys' fees and disbursements) in connection therewith, whether or not such Person is a party to any such proceeding, action, suit, or investigation (herein called the "Indemnified Liabilities") incurred by the Lender or any of its officers, directors, employees, attorneys, agents, attorneys-in-fact or Affiliates as a result of, or arising out of or relating to any of the transactions contemplated hereby or by the other Loan

Documents, or any requested amendments, waivers or consents thereto (whether or not such are given or become effective) or the administration or preservation and protection of the Lender's or such Lending Bank's rights or remedies under this Agreement or any other Loan Document, except for any Indemnified Liabilities arising on account of the gross negligence or willful misconduct of the Lender or such Lending Bank or the Lender's or such Lending Bank's failure to substantially comply with the terms hereof in all material respects; provided, however, that, if and to the extent such agreement to indemnify may be unenforceable for any reason, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which shall be permissible under applicable law. This provision shall survive the termination of the Commitments and this Agreement.

            SECTION 10.6. Fees Nonrefundable; Payments in U.S. Currency; Computations. (a) All fees required to be paid pursuant to this Agreement and any other Loan Document shall be paid as required herein and therein. All fees (including without limitation the Fees) under this Agreement or the other Loan Documents are non-refundable under all circumstances. All payments (including prepayments) by the Borrower to the Lender, shall be made to the Lender in lawful currency of the United States and in immediately available funds without setoff or counterclaim at the office designated by the Lender.

            (b) All computations of interest shall be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is paid. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 10.7. WAIVER OF JURY TRIAL AND SETOFF. EACH OF THE CREDIT PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH (I) THIS AGREEMENT, THE REVOLVING NOTE, THE OTHER LOAN DOCUMENTS OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, THE REVOLVING NOTE, OR THE OTHER LOAN DOCUMENTS, (II) ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR (III) ANY COURSE OF CONDUCT OR STATEMENTS OR ACTIONS OF ANY PARTY HERETO IN CONNECTION HEREWITH OR THEREWITH OR IN CONNECTION WITH THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING HEREUNDER.

            SECTION 10.8. Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

            SECTION 10.9. Lien; Set-off. The Borrower hereby grants to the Lender (for itself and in its capacity as agent for the Lending Banks) a continuing lien for Debt to the Lender and the Lending Banks upon any and all of the Borrower's moneys, securities and other property and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender (for itself and in its capacity as agent for the Lending Banks) or any of its agents from or for it, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits with, and any and all claims against, the Lender or any Lending Bank, at any time existing in connection with this Agreement or any other Loan Document. Upon the occurrence of any Event of Default, the Lender and each Lending Bank is hereby authorized at any time and from time to time to setoff, appropriate and apply any or all items hereinabove referred to against all Debt to the Lender and each Lending Bank under this Agreement, the Revolving Note or any other Loan Document, and whether now existing or hereafter arising. Notwithstanding the foregoing, no Lending Bank (other than the Lender on behalf of the Lending Banks) shall exercise any right of setoff that it may otherwise have under applicable law without the consent of the Required Banks, it being understood, however, that this sentence is for the sole benefit of the Lending Banks. The Lender agrees to endeavor to notify the Borrower no later than three (3) Business Days after any such set-off and application is made by the Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

            SECTION 10.10. Security. As security for the payment of any and all sums owing under the Revolving Note, and all other Obligations of the Borrower hereunder and under the other Loan Documents, the Borrower shall execute and deliver the General Pledge and Security Agreement and the Borrower and each other Credit Party shall execute and deliver the Intercompany Pledge and Security Agreement and the Borrower and each other Credit Party shall execute and cause to be properly filed in all pertinent jurisdictions the financing statements relating to the Collateral.

            SECTION 10.11. JURISDICTION; SERVICE OF PROCESS. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, AND AGREES THAT VENUE IN EACH OF SUCH COURTS IS PROPER IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER, ANY LENDING BANK OR ANY HOLDER OF THE REVOLVING NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

            SECTION 10.12. Benefit of Agreement; Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and all subsequent holders of the Revolving Note, except that the obligation of the Lender or any Lending Bank to make Borrowings hereunder shall not inure to the benefit of any successors or assigns of the Borrower. The Lender may assign its rights and delegate its obligations under this Agreement, in each case in full or in part, and further may assign or sell participations in all or any part of any Revolving Loans to any Bank, in which event (i) in the case of an assignment, upon written notice thereof by the Lender to the Borrower, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have had if it were the Lender hereunder and (ii) in the case of a participation, the participant shall not have any duties under this Agreement or any other Loan Document (the participant's rights and duties in respect of such participation to be those set forth in the agreement executed by the Lender in favor of the participant relating thereto); provided, that, although any Lending Bank may transfer, assign or grant participations in its rights hereunder, such Lending Bank may not transfer or assign all or any portion of its commitments hereunder except as provided in Section 10.12(b) hereof and the transferee, assignee or participant, as the case may be, shall not constitute a "Lending Bank" hereunder and, provided further, that no Lending Bank shall transfer or grant any participation under which the participant shall have any rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Revolving Loan or Revolving Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Unmatured Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in the Commitment or any Revolving Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (z) release or subordinate any material portion of the Collateral under any of the Pledge and Security Agreements (except as expressly provided in the Loan Documents) supporting the Obligations hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against such Lending Bank in respect of such participation to be those set forth in the agreement executed by such Lending Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lending Bank had not sold such participation.

            (b) Notwithstanding the foregoing, any Lending Bank (or any Lending Bank together with one or more other Lending Banks) may (x) assign all or a portion of its commitment (and related outstanding Obligations hereunder) to its parent company and/or any Affiliate of such Lending Bank or (y) assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lending Bank or assigning Lending Banks, of such commitment hereunder to one or more transferees as approved by the Lender in its capacity as agent.

            (c) In any event, each assignee shall become a party to this Agreement as a Lending Bank only upon execution of an Assignment and Assumption Agreement substantially in the form of EXHIBIT F hereto, provided that, (i) new Revolving Notes will be issued, at the Borrower's expense, to such new Lending Bank and to the assigning Lending Bank upon the request of such new Lending Bank or assigning Lending Bank, such new Revolving Notes to be in conformity with the requirements of Section 2.4 (with appropriate modifications) to the extent needed to reflect the revised commitments of such Lending Banks (and, if applicable, the Lender), (ii) the consent of the Lender shall be required in connection with any such assignment pursuant to clause (y) of Section 10.12(b) hereof (which consent shall not be unreasonably withheld) and (iii) the Lender, in its capacity as agent, shall receive at the time of each such assignment, from the assigning or assignee Lending Bank, the payment of a non-refundable assignment fee of $3,500.00, and provided further, that such transfer or assignment shall not be effective until recorded by the Lender in its capacity as agent on its register as required by customary banking practice. To the extent of any assignment pursuant to Section 10.12(b), the assigning Lending Bank (or the Lender if an assignor) shall be relieved of its obligations hereunder with respect to its assigned commitments. At the time of each assignment pursuant to Section 10.12(b) hereof to a Person which is not already a Lending Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lending Bank shall provide to the Borrower and the Lender in its capacity as agent the appropriate Internal Revenue Service forms. The Lender may furnish any information concerning the Borrower, in the possession of the Lender from time to time, to assignees and participants (including prospective assignees and participants) and to any Lending Bank, including, without limitation, the financial statements of each entity comprising the Company and each Affiliated Entity, any and all documentation relating to the Loan Documents and the results of the Lender's examination of the operations, books and records of each entity comprising the Company and each Affiliated Entity.

            (d) Nothing in this Agreement shall prevent or prohibit any Lending Bank from pledging its Revolving Loans and Revolving Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lending Bank from such Federal Reserve Bank.

            (e) Notwithstanding anything contained to the contrary, provided that there shall then exist no Event of Default, the Lender may not assign its rights and delegate its obligations under this Agreement to an extent greater than 80% of the Commitment and the Revolving Loans.

            SECTION 10.13. Amendment or Waiver, etc. (a) Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be modified, changed, waived, discharged or terminated unless such modification, change, waiver, discharge or termination is in writing signed by the Authorized Representative on behalf of each Credit Party and the Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing provided that no such modification, change, waiver, discharge or termination shall, without the consent of the Lender, or, if there is any Lending Bank, each Lending Bank (with Obligations being directly affected thereby in the case of following clause
(i)), (i) extend the final scheduled maturity of any Revolving Loan or the Revolving Note, or reduce the rate or extend the time of payment of interest thereon or Fees or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release or subordinate any material portion of the Collateral under any of the Pledge and Security Agreements (except as expressly provided in the Loan Documents), (iii) amend, modify or waive any provision of this Section 10.13, (iv) reduce the percentage specified in the definition of

Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the Commitment) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such modification, change, waiver, discharge or termination shall (x) increase the commitment of any Lending Bank hereunder over the amount thereof then in effect without the consent of such Lending Bank, (y) without the consent of the Lender, in its capacity as agent, amend, modify or waive any provision of Section 9 or any other provision herein as same relates to the rights and obligations of the Lender in its capacity as agent or (z) without the consent of the Required Banks, alter the required application of any prepayments or repayments (or Commitment reduction) pursuant to Article III (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or Commitment reduction).

            SECTION 10.14. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

            SECTION 10.15. Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

            THIS AGREEMENT CONTAINS A WAIVER OF TRIAL BY JURY. SEE SECTION 10.7 HEREOF.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              THE MILLS CORPORATION


                              By: ______________________________________________
                                  Name:  Thomas E. Frost
                                  Title: Senior Vice President


                              BORROWER:

                              THE MILLS LIMITED PARTNERSHIP


                              By: THE MILLS CORPORATION,
                                  its General Partner


                                  By: ________________________________________
                                      Name:  Thomas E. Frost
                                      Title: Senior Vice President


                              SAWGRASS MILLS PHASE II LIMITED
                                PARTNERSHIP


                              By: SAWGRASS MILLS PHASE II, LLC,
                                  its General Partner


                              By: THE MILLS LIMITED PARTNERSHIP,
                                  its Manger


                              By: THE MILLS CORPORATION,
                                  its General Partner


                                  By: ________________________________________
                                      Name: Thomas E. Frost
                                      Title:  Senior Vice President

                              SUNRISE MILLS (MLP) LIMITED
                                PARTNERSHIP


                              By: SUNRISE MILLS, L.L.C.,
                                  its Managing General Partner


                              By: WESTERN SAWGRASS MILLS CORP.,
                                   its Manager


                              By: ______________________________________________
                                  Name:  Thomas E. Frost
                                  Title:  Senior Vice President


                              LENDER:

                              CS FIRST BOSTON MORTGAGE CAPITAL CORP.


                              By: ______________________________________________
                                  Name:
                                  Title:

                                   SCHEDULE 1

                                Community Centers

                                 SCHEDULE 5.1(b)

                            Consolidated Subsidiaries

                                  SCHEDULE 5.16

                               Real Estate Assets

                                  SCHEDULE 5.17

                             Partnership Agreements

                                  SCHEDULE 5.18

                 Borrower's Interests in Subsidiary Partnerships

                                                   Percentage Interest Held By
Name of Partnership    Jurisdiction of Formation   The Mills Limited Partnership
-------------------    -------------------------   -----------------------------
Sunrise Mills (MLP)    District of Columbia        98.0202% Limited Partner
Limited Partnership

Sawgrass Mills         Delaware                    .98% Limited Partner
Phase II Limited
Partnership

                                  SCHEDULE 5.19

                                  Existing Debt

                                  SCHEDULE 6.1

                            Form of Income Statements

                                  SCHEDULE 6.3

                                    Insurance